                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                              TCI INTERNATIONAL, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/X/        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                Common stock, par value $0.01
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                4,108,844
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                $11.25 per share of common stock
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                $46,224,495.00
                ----------------------------------------------------------
           (5)  Total fee paid:
                $9,244.90
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                                              PRELIMINARY COPIES

                                     [LOGO]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD [            ], 2001

To Our Stockholders:

    You are cordially invited to attend a special meeting of the stockholders of TCI International, Inc., to be held at the Fremont Marriott Hotel, 46100 Landing
Parkway, Fremont, California 94538, on [            ], 2001, at 9:00 a.m. local
time, for the following purposes:

1. To consider and vote upon a proposal to adopt a merger agreement among TCI, General Signal Corporation and TCI Acquisition Corp., a Delaware corporation and a subsidiary of General Signal Corporation, that provides among other things for a merger of TCI Acquisition into TCI, so that TCI will become a subsidiary of General Signal Corporation.

2. To transact such other business as may properly come before the special meeting or any adjournment or postponement of the meeting.

    If the merger is completed, TCI will become owned by General Signal Corporation, a subsidiary of SPX Corporation, and each share of common stock of TCI will be converted into the right to receive $11.25 in cash. General Signal Corporation operates a business division called Dielectric Communications.

    Only stockholders of record at the close of business on January 26, 2001, are entitled to receive notice of and to vote at the special meeting or any adjournment or postponement of the meeting.

    YOUR VOTE IS VERY IMPORTANT. The proposed merger cannot be completed unless, among other things, the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of TCI common stock. Whether or not you plan to attend the special meeting, please sign, date, and return the accompanying proxy card as soon as possible. For your convenience, a return addressed envelope, which requires no postage, is enclosed. Failure to vote will have the same effect as a vote against the merger agreement.

    If your shares are held in "street name," meaning your shares are held not in your name but in the name of a broker or other nominee, you will receive instructions from your broker explaining what you must do in order for your broker to be able to vote your shares. Please follow these instructions carefully to ensure that your shares will be voted at the special meeting. If you do not provide instructions, your broker will not be able to vote your shares, which will have the same effect as a vote against the merger agreement.

    The accompanying proxy statement describes the merger agreement and other aspects of the merger. If you do not vote in favor of the merger agreement, and otherwise comply with the requirements of the Delaware General Corporation Law concerning appraisal rights, you will be entitled to seek a separate appraisal of the value of your TCI shares. The accompanying proxy statement summarizes these requirements under the heading "Appraisal Rights Under Delaware Law."

    Please do not include your stock certificates with your proxy card. If the merger agreement is adopted by stockholders and the merger is completed, you will receive instructions explaining how to surrender your stock certificates.

    In light of the special meeting and its purpose, the annual meeting for the election of directors is indefinitely postponed and will be deemed cancelled if the proposed merger is completed.


                                                       Very truly yours,

                                                       John W. Ballard, III
                                                       President

Fremont, California
[            ], 2001

                                                              PRELIMINARY COPIES

              STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                   CAREFULLY PRIOR TO RETURNING THEIR PROXIES

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON [            ], 2001

    This proxy statement is being furnished to you in connection with the solicitation of proxies by the board of directors of TCI International, Inc., a Delaware corporation.

    The proxies will be voted at a special meeting of stockholders to be held:

                              [            ], 2001
                                   9:00 a.m.
                             Fremont Marriott Hotel
                             46100 Landing Parkway
                           Fremont, California 94538

    At the special meeting, TCI stockholders will be asked to vote to approve a merger agreement among TCI, General Signal Corporation and TCI Acquisition Corp., a Delaware corporation and a subsidiary of General Signal Corporation, that provides among other things for a merger of TCI Acquisition into TCI, so that TCI will become a subsidiary of General Signal Corporation. General Signal Corporation operates a business division called Dielectric Communications.

    This proxy statement describes the proposed merger and provides information about TCI and General Signal/Dielectric. The merger agreement is attached to this proxy statement as Appendix A. TCI's board of directors has unanimously approved the merger agreement and recommends that you vote in favor of the merger agreement. The directors' recommendation is based in part on the opinion of Houlihan Lokey Howard & Zukin Capital, TCI's financial advisor, that the merger is fair to the stockholders from a financial point of view. Houlihan Lokey's opinion is attached to this proxy statement as Appendix B.

    The mailing address of TCI's principal executive offices is 47300 Kato Road, Fremont, California 94538-7334.

    This proxy statement is dated [            ], 2001 and was first mailed to
TCI stockholders on or about [            ], 2001.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
SUMMARY TERM SHEET..........................................      1
THE SPECIAL MEETING.........................................      7
  Matters to be Voted Upon at the Special Meeting...........      7
  Record Date and Voting Rights.............................      7
  Proxies and Revocation of Proxies.........................      8
  Solicitation of Proxies...................................      8
  Appraisal Rights..........................................      9
  Stock Certificates; Exchange Procedures...................      9
  Other Matters to be Considered............................      9
THE MERGER..................................................      9
  Background of the Merger..................................      9
  Recommendation of TCI's Board of Directors; Reasons for
    the Merger..............................................     11
  Effects of the Merger; Merger Consideration...............     13
  Purpose of the Merger.....................................     14
  Opinion of TCI's Financial Advisor........................     14
  Interests of Certain Persons in the Merger................     18
    Stock Options...........................................     18
    Indemnification and Insurance...........................     19
    Employment Offers.......................................     20
  Voting Agreements.........................................     20
  Accounting Treatment......................................     20
  Regulatory Matters........................................     20
  Federal Income Tax Consequences...........................     20
  Financing of the Merger...................................     21
APPRAISAL RIGHTS UNDER DELAWARE LAW.........................     21
THE MERGER AGREEMENT........................................     24
  General...................................................     24
  Merger Consideration......................................     24
  Treatment of Stock Options................................     25
  Representations and Warranties............................     25
  Covenants.................................................     26
  No Solicitation...........................................     26
  Additional Agreements and Actions.........................     27
    Indemnification and Insurance...........................     27
    Stockholders Meeting; Proxy Material....................     27
    Other Filings...........................................     27
    Reasonable Efforts; Cooperation.........................     27
    Termination of Change of Control Agreements.............     27
  Fees and Expenses.........................................     27
  Conditions to the Merger..................................     28
  Termination; Termination Fee; Amendments..................     29
PARTIES TO THE MERGER.......................................     30
  General Signal Corporation................................     30
  TCI Acquisition Corp......................................     34
  TCI International, Inc....................................     34
MARKET PRICES OF COMMON STOCK...............................     38
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................     38
WHERE YOU CAN FIND MORE INFORMATION.........................     40
STOCKHOLDER PROPOSALS.......................................     41
OTHER MATTERS...............................................     41

                                   APPENDICES

                                                                          PAGE
                                                                          ----
Appendix A Agreement and Plan of Merger and
  Reorganization............................................                    A-1 - A-39
Appendix B Opinion of Houlihan, Lokey, Howard & Zukin
  Capital...................................................                     B-1 - B-2
Appendix C Section 262 of the Delaware General Corporation
  Law.......................................................                     C-1 - C-4

                               SUMMARY TERM SHEET

    This summary term sheet does not contain all of the information that is important to consideration of the merger agreement. You should carefully read the entire proxy statement, including the attached appendices to fully understand the merger and its consequences. The merger agreement is attached as Appendix A to this proxy statement. We encourage you to read the merger agreement carefully as it is the legal document that governs the merger.


Parties to the Merger:
  General Signal Corporation                   Dielectric Communications is a leading
  Dielectric Communications                    manufacturer of high-power digital and analog
  22 Tower Road                                TV and FM broadcast antennas, transmission
  Raymond, Maine 04071                         line and RF systems, and a world leader in
  (207) 655-8100                               broadcast transmission system design.
                                               Dielectric Communications is a division of
                                               General Signal Corporation. General Signal
                                               Corporation and its subsidiaries and
                                               divisions provide technical products and
                                               systems, and industrial products and
                                               services.

                                               General Signal Corporation's parent, SPX
                                               Corporation, is a global provider of
                                               technical products and systems, industrial
                                               products and services, service solutions, and
                                               vehicle components. The products of SPX
                                               Corporation and its subsidiaries include
                                               storage area network, fire detection and
                                               building life-safety products, TV and radio
                                               broadcast antennas and towers, transformers,
                                               substations, and industrial mixers and
                                               valves. SPX Corporation's products and
                                               services also include specialty service
                                               tools, diagnostic systems, service equipment,
                                               technical information services and vehicle
                                               components. SPX Corporation's common stock is
                                               traded on the New York Stock Exchange under
                                               the symbol "SPW."

TCI Acquisition Corp.                          TCI Acquisition Corp. is a Delaware
c/o General Signal Corporation                 corporation organized solely for the purpose
22 Tower Road                                  of effecting General Signal/Dielectric's
Raymond, Maine 04071                           acquisition of TCI through the merger. It is
(207) 655-8100                                 a wholly-owned subsidiary of General Signal
                                               Corporation.


  TCI International, Inc.                      TCI International, Inc. manufactures
  47300 Kato Road                              specialized transmission and receiving
  Fremont, California 94538                    equipment through two product groups. TCI's
  (510) 687-6100                               products include antenna systems for
                                               television and AM and FM broadcasting, as
                                               well as signal processing products for
                                               spectrum management, direction finding and
                                               signal collection. TCI common stock is quoted
                                               on the Nasdaq National Market under the
                                               symbol "TCII." TCI was incorporated in
                                               Delaware on December 19, 1986.

Date, Time, Place and Purpose                  The special meeting will be held on [      ],
  (cover page)                                 2001, at 9:00 a.m. local time, at the Fremont
                                               Marriott Hotel, 46100 Landing Parkway,
                                               Fremont, California 94538. You will be asked
                                               to consider and vote upon a proposal to
                                               approve the merger agreement, which is
                                               attached to this proxy statement as
                                               Appendix A.

The Merger                                     General Signal/Dielectric will acquire TCI
  (pages 9-21)                                 through a merger of TCI Acquisition into TCI.
                                               If the merger agreement is approved and the
                                               merger completed, TCI will no longer be a
                                               publicly-held company.

What You Will Receive in the Merger            You will receive $11.25 in cash, without
  (pages 7; 13)                                interest, for each share of TCI common stock
                                               that you hold at the effective time of the
                                               merger. On January 31, 2001, the closing
                                               price of TCI common stock on the Nasdaq
                                               National Market was $10.88 per share. Please
                                               see "Market Prices of Common Stock" on
                                               page 38 for a recent trading history of TCI
                                               common stock.

The Opinion of TCI's Financial Advisor         Houlihan Lokey Howard & Zukin Capital, TCI's
  (pages 14-18; Appendix B)                    financial advisor, reviewed the merger
                                               agreement and other information and has
                                               provided its opinion that the amount to be
                                               received by TCI's stockholders in the merger
                                               is fair from a financial point of view. The
                                               full text of Houlihan Lokey's fairness
                                               opinion is attached as Appendix B to this
                                               proxy statement.

TCI's Board of Directors Recommends That       TCI's board of directors has determined that
  You Vote FOR the Merger Agreement            the merger is in the best interests of TCI
  (pages 11-13)                                and its stockholders. Accordingly, TCI's
                                               board of directors recommends that you vote
                                               FOR the approval of the merger agreement.


Conditions to the Merger                       Several conditions must be satisfied or
  (pages 28-29)                                waived before any of the parties to the
                                               merger agreement is obligated to complete the
                                               merger. This proxy statement summarizes the
                                               conditions under the heading "Conditions to
                                               the Merger." These conditions include, among
                                               other things:

                                               - No injunction, statute, or regulation
                                                 prohibits the merger.

                                               - TCI's representations and warranties are
                                                 true and correct in all material respects.

                                               - TCI has performed all of its obligations
                                                 and covenants under the merger agreement.

                                               - Stockholders holding a majority of TCI's
                                                 outstanding common stock (50.1%) have voted
                                                 in favor of adopting the merger agreement.

                                               - The fairness opinion of Houlihan Lokey
                                                 shall not have been withdrawn.

                                               - The net working capital of TCI on the last
                                                 day of the last full month immediately
                                                 prior to the closing of the merger shall be
                                                 at least $15,000,000, less any fees and
                                                 expenses (including any premiums for
                                                 special environmental insurance coverage)
                                                 paid or accrued since December 31, 2000 in
                                                 connection with the merger.

                                               - TCI's board of directors has not amended
                                                 the resolutions approving the merger
                                                 agreement and the merger.

                                               - Certain agreements related to the merger
                                                 shall be in full force and effect.

Accounting Treatment                           The merger will be treated as a "purchase"
  (page 20)                                    for accounting purposes.

Federal Income Tax Consequences                If the merger is completed, the payment of
  (pages 20-21)                                cash for your shares of TCI common stock will
                                               be taxable to you. You will recognize a gain
                                               or loss in an amount equal to the difference
                                               between the adjusted tax basis of your shares
                                               and the amount of cash you receive in the
                                               merger.


No Financing Contingency                       General Signal/Dielectric will pay the merger
  (page 21)                                    consideration to TCI's stockholders from cash
                                               on hand. Completion of the merger is not
                                               contingent upon General Signal/Dielectric
                                               obtaining any credit or financing.

Termination of the Merger Agreement            TCI or General Signal/Dielectric may
  (page 29)                                    terminate the merger agreement without
                                               completing the merger, whether before or
                                               after receiving TCI's stockholders' approval,
                                               under certain circumstances which include:

                                               - a material representation or warranty made
                                                 by General Signal/Dielectric (in which case
                                                 TCI may terminate) or by TCI (in which case
                                                 General Signal/Dielectric may terminate)
                                                 was incorrect when made;

                                               - a material covenant contained in the merger
                                                 agreement has been breached by General
                                                 Signal/Dielectric (in which case TCI may
                                                 terminate) or by TCI (in which case General
                                                 Signal/Dielectric may terminate), and the
                                                 breach has not been cured or is not capable
                                                 of being cured;

                                               - the merger has not been completed on or
                                                 before June 30, 2001; or

                                               - TCI's stockholders do not approve the
                                                 merger agreement at the special meeting.

Termination Fee                                Under certain circumstances, if the merger
  (page 30)                                    agreement is terminated, TCI will be required
                                               to pay General Signal/Dielectric $1,728,000.

Background of and Reasons for the Merger       See "Background of the Merger" and
  (pages 9-11)                                 "Recommendation of TCI's Board of Directors;
                                               Reasons for the Merger" for a description of
                                               the events leading up to the merger and TCI's
                                               board of directors' reasons for recommending
                                               approval of the merger agreement.

Who May Vote on the Merger                     Only stockholders of record as of
  (pages 7-8)                                  January 26, 2001 are entitled to notice of
                                               and to vote at the special meeting. You will
                                               be entitled to one vote for each share of TCI
                                               common stock that you owned on the record
                                               date. On the record date, there were
                                               3,478,344 shares of TCI common stock issued
                                               and outstanding and entitled to vote at the
                                               special meeting.


Stockholder Vote Required to Approve the       The merger agreement must be approved by
  Merger Agreement                             holders of a majority of the outstanding
  (page 7)                                     shares of TCI common stock entitled to vote.
                                               If you do not vote your shares, the effect
                                               will be a vote against the merger agreement.

Voting Agreements                              Seven stockholders, including certain of the
  (page 20)                                    executive officers and directors of TCI and
                                               John W. Ballard, II, who together own
                                               approximately 13% of the shares of TCI common
                                               stock entitled to vote at the special
                                               meeting, have signed voting agreements which
                                               give SPX Corporation, the parent company of
                                               General Signal/Dielectric, such stockholders'
                                               proxies to vote their shares in favor of
                                               approval of the merger agreement.

Appraisal Rights You Have if You Oppose the    You are entitled to appraisal rights under
  Merger                                       Delaware law. If you properly exercise your
  (pages 9; 21-24; Appendix C)                 appraisal rights, you will be entitled to a
                                               judicial determination of the fair value of
                                               your shares of TCI common stock. You will
                                               then receive from the surviving corporation,
                                               payment of the fair value in cash, together
                                               with a fair rate of interest, if any, as
                                               determined by the court. In that case, you
                                               will not receive payment for your shares as
                                               described in this proxy statement. In order
                                               to exercise your appraisal rights, you must
                                               (i) not vote in favor of the adoption of the
                                               merger agreement, (ii) make a written demand
                                               for appraisal to TCI prior to the taking of
                                               the vote on the adoption of the merger
                                               agreement, (iii) hold shares of TCI common
                                               stock on the date of making the written
                                               demand for appraisal, and (iv) otherwise
                                               comply fully with Section 262 of the Delaware
                                               General Corporation Law.

                                               If you wish to exercise your appraisal
                                               rights, you must mail or deliver the written
                                               demand for appraisal to TCI at 47300 Kato
                                               Road, Fremont, California 94538-7334,
                                               Attention: Mary Ann W. Alcon, Secretary and
                                               Chief Financial Officer.

Procedures for Revoking Your Proxy             You may change your vote by revoking your
  (page 8)                                     proxy at any time before the shares
                                               represented by your proxy are voted at the
                                               special meeting. You may do so in one of
                                               three ways:

                                               - By completing and delivering a new,
                                                 subsequently-dated proxy card to TCI;


                                               - By sending TCI (to the attention of Mary
                                                 Ann W. Alcon, Secretary and Chief Financial
                                                 Officer) a written notice stating that you
                                                 would like to revoke your proxy; or

                                               - By attending the special meeting and asking
                                                 to vote in person (your presence at the
                                                 special meeting will not by itself revoke
                                                 your proxy).

Actions to be Taken if Your Shares Are         Your broker will vote your shares only if you
  Held in "Street Name" of Your Broker         provide instructions on how to vote. Your
  (page 7)                                     broker will contact you regarding the
                                               procedures necessary to vote your shares.
                                               Please follow these procedures carefully and
                                               instruct your broker as to how you would like
                                               your shares voted at the special meeting. If
                                               you do not instruct your broker on how to
                                               vote, your broker will not be able to vote
                                               your shares. Your broker's failure to vote
                                               your shares will have the same effect as a
                                               vote against adoption of the merger
                                               agreement.

Exchange Procedure                             Promptly after completion of the merger,
  (page 9)                                     General Signal/Dielectric will instruct its
                                               exchange agent, Chase Manhattan Bank, to mail
                                               to all holders of record of TCI common stock
                                               who are entitled to merger consideration
                                               under the merger agreement, a letter with
                                               detailed instructions on how to surrender TCI
                                               stock certificates in exchange for the
                                               payment of cash. You should not surrender
                                               your stock certificates until you have
                                               received the letter of instruction from Chase
                                               Manhattan Bank.

Additional Information                         If you have questions about the merger or
                                               would like additional copies of the proxy
                                               statement or proxy card, please contact:

                                               Mary Ann W. Alcon
                                               Secretary and Chief Financial Officer
                                               TCI International Inc.
                                               47300 Kato Road
                                               Fremont, California 94538-7334
                                               Telephone No. (510) 687-6100

STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROXY STATEMENT, REGARDLESS OF THE DATE ON WHICH THIS PROXY STATEMENT IS MAILED.

                              THE SPECIAL MEETING

MATTERS TO BE VOTED UPON AT THE SPECIAL MEETING

    At the special meeting, stockholders will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger and Reorganization, dated as of January 25, 2001, by and among General Signal Corporation, a Delaware corporation, TCI Acquisition Corp., a Delaware corporation which is a subsidiary of General Signal Corporation, and TCI. General Signal Corporation, a subsidiary of SPX Corporation, operates a business division called Dielectric Communications, which produces broadcast antenna and RF transmission systems for the TV market, and cable dehydrator systems for communications infrastructure. Its products, which include filters and combiners, transmission lines, antennas and towers, are sold under the Dielectric brand name. Dielectric Communications is the leading supplier in the United States of broadcast antenna systems, including an array of new products designed for the emerging digital transmission technology (HDTV). Dielectric Communications is also a leading supplier of antennas to FM radio stations and cable pressurization equipment to telecommunications companies worldwide.

    The merger agreement provides for the merger of TCI Acquisition into TCI, with TCI continuing as the surviving corporation and becoming a subsidiary of General Signal/Dielectric. If the merger agreement is adopted by TCI's stockholders, each share of TCI common stock, except shares held by stockholders who exercise their appraisal rights under Delaware law, will be converted into the right to receive $11.25 per share in cash, without interest.

    TCI's board of directors has determined that the merger is fair to and in the best interests of TCI and its stockholders and has unanimously approved the merger agreement. AS A RESULT, TCI'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN. For additional information, see "Background of the Merger" and "Recommendation of TCI's Board of Directors; Reasons for the Merger."

RECORD DATE AND VOTING RIGHTS

    The close of business on January 26, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting. On the record date, 3,478,344 shares of TCI common stock were outstanding. Stockholders of record entitled to vote at the special meeting will have one (1) vote for each share on the matters to be voted. The presence in person or by proxy of the holders of shares representing a majority of the outstanding shares of TCI common stock is necessary for a quorum to be present at the special meeting.

    Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the special meeting. If your shares are held in "street name," meaning that your shares are held not in your name but in the name of a broker (or other nominee), you will receive instructions from your broker explaining what you must do in order for your broker to be able to vote your shares. Please follow these instructions carefully to ensure that your shares will be voted at the special meeting. If you do not provide instructions, your broker will not be able to vote your shares (your broker's inability to vote is referred to as a "broker non-vote"). Abstentions and broker non-votes will be counted as shares present for the purpose of determining the presence of a quorum at the special meeting.

    The affirmative vote of the holders of a majority of the shares of common stock that are outstanding as of the close of business on January 26, 2001 (the record date) is required to adopt the merger agreement. Seven stockholders, including certain of the executive officers and directors of TCI and John W. Ballard, II, who together control approximately 13% of TCI common stock, have signed voting agreements pursuant to which each has executed proxies appointing SPX Corporation, the parent of General Signal/Dielectric, to vote their shares in favor of approval of the merger agreement.

    BECAUSE A FIXED NUMBER OF AFFIRMATIVE VOTES IS REQUIRED TO ADOPT THE MERGER AGREEMENT (EQUAL TO A MAJORITY OF SHARES OF TCI COMMON STOCK OUTSTANDING ON THE RECORD DATE), THE FAILURE TO RETURN A PROXY CARD OR TO VOTE IN PERSON AT THE SPECIAL MEETING, AS WELL AS ABSTENTIONS AND BROKER NON-VOTES, WILL HAVE THE SAME EFFECT AS VOTES CAST AGAINST THE ADOPTION OF THE MERGER AGREEMENT.

PROXIES AND REVOCATION OF PROXIES

    Because many stockholders will not be able to attend the special meeting, TCI's board of directors is soliciting proxies to give each stockholder an opportunity to vote on the proposal to adopt the merger agreement and the transactions contemplated therein. TCI's board of directors urges you to:

    - Read carefully the material in this proxy statement;

    - Vote on the proposal to adopt the merger agreement by marking the appropriate box on the accompanying proxy card or completing the instructions sent to you by your broker or other nominee; and

    - Sign, date and return the proxy card in the enclosed postage-paid envelope.

    The proxy card has separate boxes allowing you to vote for or against adoption of the merger agreement, as well as abstaining from such vote. The proxy card should be completed. All properly executed proxy cards received and not properly and timely revoked will be voted in accordance with the instructions contained in them. If you do not specify a choice and the proxy card is properly executed and returned, the proxy holders will vote your shares "FOR" the proposal to adopt the merger agreement.

    You may revoke your proxy at any time before the shares represented by the proxy are voted at the special meeting. You may do so in one of three ways:

    - By completing and delivering a new, subsequently-dated proxy card to TCI;

    - By sending TCI a written notice stating that you would like to revoke your proxy (all such notices should be sent to TCI International Inc., 47300 Kato Road, Fremont, California 94538-7334, Attention: Mary Ann W. Alcon, Secretary and Chief Financial Officer); or

    - By attending the special meeting and asking to vote in person (your presence at the special meeting will not by itself revoke your proxy).

    If a quorum is not present at the special meeting, or if it appears that the merger agreement will not be adopted by stockholders at the special meeting, then a majority of the shares of TCI common stock present in person or by proxy at the special meeting may adjourn the special meeting in order to give TCI's board of directors time to solicit additional proxies or votes for the adoption of the merger agreement. In such case, the proxy holders intend to vote in favor of adjourning the special meeting. At any reconvening of the special meeting, all proxies, except those that have been revoked or withdrawn, will be voted in the same manner in which they would have been voted at the original convening of the special meeting.

SOLICITATION OF PROXIES

    The entire cost of soliciting proxies will be borne by TCI. Proxies will be solicited principally through the use of mail, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers, and regular TCI employees for no additional compensation. Arrangement may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of TCI common stock, and such persons may be reimbursed for their expenses.

APPRAISAL RIGHTS

    Stockholders who do not vote in favor of adoption of the merger agreement and who otherwise comply with the requirements of the Delaware General Corporation Law concerning appraisal rights, will be entitled to appraisal rights. Stockholders who vote in favor of adoption of the merger agreement will have waived their appraisal rights. For more information, see "Appraisal Rights Under Delaware Law."

STOCK CERTIFICATES; EXCHANGE PROCEDURES

    Promptly after completion of the merger, General Signal/Dielectric and TCI will instruct the exchange agent, Chase Manhattan Bank, N.A., to mail to all holders of record of TCI common stock who are entitled to merger consideration pursuant to the merger agreement, a letter with detailed instructions on how to surrender your stock certificates in exchange for the payment of cash. You should not surrender your stock certificates until you have received the letter of instruction from Chase Manhattan Bank.

OTHER MATTERS TO BE CONSIDERED

    TCI's board of directors is not aware of any other matters which will be brought before the special meeting. If, however, other matters were to be properly presented, proxies would be voted in accordance with the discretion of the holders of such proxies.

                                   THE MERGER

BACKGROUND OF THE MERGER

    In May 1998, TCI began working with a financial advisor to explore possible merger and acquisition opportunities. In July 1998, TCI announced it had entered into an agreement with its financial advisor with respect to enhancing shareholder value. In December 1998, TCI disclosed that it also was considering strategic partnering arrangements with respect to developing further its digital television (DTV) broadcasting products. During the fall of 1998 and the winter of 1999, TCI met with several U.S. and international companies, including General Signal/Dielectric, to discuss possible business combinations and other arrangements. TCI entered into non-disclosure agreements with ten of these companies, including General Signal/Dielectric, providing for the mutual exchange of proprietary data to explore joint business pursuits. Between September 3, 1999, the date of the TCI and General Signal/Dielectric non-disclosure agreement, and mid-January 2000, TCI provided information, including presentations on its products to and corresponded periodically with General Signal/Dielectric. In January 2000, John W. Ballard, III, President of TCI, suggested to Lewis M. Kling, SPX Corporation's President, Communications and Technology Systems and President of Dielectric Communications, that they meet at the National Association of Broadcasters 2000 trade show in Las Vegas, Nevada. Mr. Ballard also arranged to meet at the trade show with representatives of other companies that had expressed interest in a business combination with TCI.

    In March 2000, TCI interviewed three investment banks, including Houlihan Lokey Howard & Zukin Capital, to find a new financial advisor to assist TCI in evaluating potential business combinations.

    During the week of April 10, 2000, at the National Association of Broadcasters 2000 trade show, Mr. Ballard met with representatives of three companies, including General Signal/Dielectric, in respect of potential business combinations. Mr. Kling expressed interest in pursuing a transaction and requested additional financial information from TCI.

    On April 24, 2000, TCI retained Houlihan Lokey to advise TCI with respect to the potential transaction with General Signal/Dielectric.

    On May 12, 2000, TCI delivered to General Signal/Dielectric confidential, non-public evaluation materials, including financial projections for the overall business and each product line. On June 16, 2000, TCI, General Signal/Dielectric and Houlihan Lokey held a conference call to discuss the assumptions underlying the projections, particularly with respect to the DTV product line.

    Between June 30 and July 31, 2000, TCI and General Signal/Dielectric had several conversations regarding possible purchase prices and structures for a business combination between the companies. TCI consulted throughout the process with Houlihan Lokey, as well as representatives of Thelen Reid & Priest LLP, TCI's legal counsel. During this period, Mr. Ballard kept TCI's board of directors advised as to the progress of these discussions.

    While negotiating with General Signal/Dielectric, TCI continued to discuss potential business combinations and strategic partnerships with other parties. On July 13, 2000, TCI signed a confidentiality agreement with another business entity, for the purpose of exploring merger and acquisition alternatives. Evaluation materials were disclosed to that party the same day. TCI subsequently had no further contact with this entity regarding potential business combinations beyond its initial discussions.

    On July 31, 2000, Mr. Kling called Mr. Ballard and stated that General Signal/Dielectric was interested in pursuing the acquisition for a purchase price between $13 and $15 per share. The closing price of the TCI common stock on July 31, 2000 on the Nasdaq National Market was $9.13 per share. General Signal/Dielectric presented TCI with a comprehensive due diligence request list and, on August 14, 2000, TCI responded to the request by providing several volumes of documents for review by General Signal/Dielectric.

    On August 29, 2000, General Signal/Dielectric sent a team of engineering and sales and marketing personnel to begin due diligence on-site at TCI, including management and financial presentations. On September 11, 2000, Mr. Ballard, Kerry Cozad, Vice President of Engineering of General Signal/Dielectric, and a representative of Houlihan Lokey met in Chicago, Illinois, to discuss integration matters and potential business synergies. Intensive due diligence, as well as price negotiations, continued throughout September 2000.

    On September 28, 2000, TCI's board of directors held a conference call. Mr. Ballard advised the board as to the status of the discussions with General Signal/Dielectric. The directors discussed a possible purchase price between $11.31 and $12.50 per share of TCI common stock and authorized Mr. Ballard to continue to pursue a transaction with General Signal/Dielectric.

    On October 6, 2000, TCI received a non-binding term sheet from General Signal/Dielectric expressing General Signal/Dielectric's interest in acquiring all of the outstanding shares and options of TCI for $12.15 per share, in cash. The closing price of the TCI common stock on the Nasdaq National Market on October 6, 2000 was $8.81 per share.

    On October 20, 2000, representatives of TCI, General Signal/Dielectric and Houlihan Lokey met in Chicago, Illinois, to discuss the proposed acquisition, as well as employee and organizational issues.

    On October 30, 2000, General Signal/Dielectric provided to TCI a preliminary draft of the merger agreement. General Signal/Dielectric continued its due diligence efforts through November and December 2000.

    Concurrently with its negotiations with General Signal/Dielectric, during October and November 2000, TCI entered into non-disclosure agreements and provided evaluation materials to five other business entities, including investment bankers and principals, for the purpose of exploring other merger and acquisition alternatives. None of these contacts progressed beyond initial discussions, and TCI has not had further discussions regarding potential business combinations with any of these entities.

    On December 6 and 7, 2000, Messrs. Ballard and Kling and Mr. John P. Capasso, Vice President and Chief Financial Officer of Dielectric Communications, as well as representatives of Houlihan Lokey, met at General Signal/Dielectric's offices in Raymond, Maine to discuss the results of the due diligence. Messrs. Kling and Capasso questioned TCI's ability to meet its projections, particularly with respect to its DTV antenna systems.
Messrs. Ballard, Kling and Capasso also discussed TCI's potential environmental liability relating to property formerly occupied by TCI in Mountain View, California. TCI and General Signal/Dielectric continued to negotiate the transaction and revise the merger agreement through December 2000.

    On January 4, 2001, representatives of TCI, General Signal/Dielectric and Houlihan Lokey, along with their respective legal advisors, met in Chicago, Illinois, to discuss the remaining open issues. At that meeting, a plan was developed for resolving the issues, and both TCI and General Signal/Dielectric agreed to move forward on the merger. TCI continued to provide information to General Signal/Dielectric, including information relating to the DTV product line.

    During the week of January 15, 2001, Messrs. Ballard, Kling and Capasso, as well as representatives of Houlihan Lokey, met at General Signal/Dielectric's offices in Raymond, Maine to finalize the business terms of the transaction. General Signal/Dielectric indicated that its most recent due diligence, including a review of TCI's performance to date against the non-public financial projections provided in May 2000, suggested that, while TCI continued to have significant potential for growth, General Signal/Dielectric may have over-estimated the potential synergies achievable from combining the companies' DTV efforts and other operations. On January 19, 2001, TCI and General Signal/Dielectric agreed upon a purchase price of $11.25, in cash, per share of TCI common stock, including common stock underlying outstanding TCI options. The closing price of the TCI common stock on the Nasdaq National Market on January 19, 2001 was $10.16 per share.

    On January 22, 2001, TCI's board of directors held a telephonic board meeting to discuss the proposed transaction. At that meeting, TCI's board of directors reviewed the transaction with TCI's legal counsel and with Houlihan Lokey. TCI's legal counsel reviewed the terms of the merger agreement. TCI's board of directors received Houlihan Lokey's analysis and verbal opinion that the transaction, as structured, was fair to TCI's stockholders from a financial point of view. As a result of these discussions, TCI's board of directors unanimously approved the transaction and resolved to recommend approval of the merger to the TCI stockholders.

    TCI and General Signal/Dielectric continued to negotiate the terms of the merger agreement, and on January 25, 2001, the merger agreement was signed by all parties. TCI issued a press release relating to the merger agreement before the opening of the Nasdaq National Market on January 26, 2001.

RECOMMENDATION OF TCI'S BOARD OF DIRECTORS; REASONS FOR THE MERGER

    TCI'S BOARD OF DIRECTORS BELIEVES THE TERMS OF THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF TCI AND ITS STOCKHOLDERS. IT HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

    In reaching their decisions to approve the merger and the merger agreement, TCI's board of directors consulted with its financial and legal advisors and considered a variety of factors, including the following:

    - TCI's size and limited financial and management resources restrict TCI's ability to pursue simultaneously, growth opportunities in its two diverse product lines: broadcasting and signal processing.

    - Management believes that the low trading volume of TCI common stock and the lack of securities analyst coverage of the company limit TCI's ability to raise in the public markets the capital needed to exploit its technology to expand its product offerings and business.

    - TCI needs to develop larger, more cost-effective manufacturing capabilities and distribution channels in order for the production and sale of its products, particularly its DTV antenna systems, to be profitable.

    - It is uncertain whether TCI as an independent company can continue to improve its operating results while simultaneously pursuing growth and introducing new products. If TCI as a public company is unable to show consistent improvements in operating results on a quarter-to-quarter basis, the price of its common stock likely will decline.

    - The merger provides liquidity for TCI's stockholders, particularly holders of large blocks of TCI common stock, who have been greatly limited in their ability to sell their TCI common stock because of the low trading volume.

    - The payment of the merger consideration in cash, rather than stock or other securities of another company, provides certainty of value to TCI stockholders, which TCI's board of directors preferred in light of the recent volatility of the stock markets.

    - The likelihood of providing greater value to TCI's stockholders through an alternative to a sale of TCI, such as continuing to operate TCI as an independent company, seeking capital from the public markets or entering into a strategic partnership with another company, was considered by the directors to be low and uncertain.

    - The complicated and technically divergent nature of TCI's two product lines has served to reduce the attractiveness of the company as a whole to a single buyer. Of the several companies with whom TCI discussed possible business combinations or strategic alliances during the 2 1/2 years before TCI entered into the merger agreement, only General Signal/Dielectric showed substantial interest in acquiring and further developing both product lines. In light of the small size of TCI, the additional transaction costs of selling the product lines separately likely would have significantly reduced the net proceeds to TCI's stockholders.

    - The opinion or Houlihan Lokey that the merger consideration is fair to TCI's stockholders from a financial point of view, as well as the financial analyses conducted by Houlihan Lokey in rendering its opinion.

    TCI's board of directors also considered certain countervailing factors in its deliberations concerning the merger and the merger agreement, including:

    - The potential disruption to TCI's business that might result from undertaking the merger process.

    - The uncertainty regarding stockholders,' customers' and employees' perception of the merger.

    - The contractual obligations of TCI, such as a no solicitation covenant, and the transaction expenses to be incurred by TCI.

    - The payments required to terminate TCI's contract obligations to certain officers and directors. See "Interests of Certain Persons in the Merger."

    - The possibility that the merger may not be consummated.

TCI's board of directors determined that such countervailing factors listed above, among others, did not outweigh the positive attributes of the merger.

    The foregoing discussion of the information and factors discussed by TCI's board of directors is not meant to be exhaustive but includes all material factors considered by the board of directors. TCI's board of directors did not quantify or attach any particular weight to the various factors that they considered in reaching their determination that the merger agreement and the merger are fair to and in the best interests of TCI and its stockholders. Rather, the board of directors viewed their position and recommendation as being based on the totality of the information presented to and considered by them. As a result of their consideration of the foregoing and other relevant considerations, TCI's board of directors determined that the merger agreement and the merger are advisable to and in the best interests of TCI's stockholders and approved the merger agreement.

    On January 22, 2001, TCI's board of directors voted unanimously to approve the merger and the merger agreement. TCI'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

EFFECTS OF THE MERGER; MERGER CONSIDERATION

    The merger agreement provides for the merger of TCI Acquisition into TCI, with TCI surviving the merger as a subsidiary of General Signal Corporation. Each share of TCI common stock issued and outstanding at the effective time of the merger, except shares held by stockholders who properly exercise their appraisal rights under Delaware law, will be converted into the right to receive $11.25 in cash, without interest.

    The merger agreement also provides that each option to purchase shares of TCI common stock shall be cancelled by TCI, and each holder of such options at the closing will have the right to receive, with respect to each share of common stock represented by such holder's options, but only to the extent such options are then vested (including options that become vested as a result of the merger), an amount equal to the difference between the per share price to be issued in the merger and the exercise price of the option.

    Each share of common stock of TCI Acquisition issued and outstanding at the effective time of the merger will be converted into and exchanged for one share of stock of TCI. The merger will be effective upon the filing of a Certificate of Merger with the Delaware Secretary of State. The filing of the Certificate of Merger is expected to occur promptly after all of the conditions to the merger set forth in the merger agreement have been satisfied or waived. See "Conditions to the Merger." The merger will have the effect set forth under Delaware law. More specifically, at the effective time of the merger, all of the property, rights, privileges, powers and franchises of TCI and TCI Acquisition will be vested in the surviving corporation, and all of the debts, liabilities and duties of TCI and TCI Acquisition will become the debts, liabilities and duties of the surviving corporation.

    The directors and officers of the surviving corporation will be selected by General Signal/Dielectric and will serve until their respective successors are duly elected. The certificate of incorporation and bylaws of TCI Acquisition will be the certificate of incorporation and bylaws of the surviving corporation until duly amended in accordance with applicable law.

    If the merger is consummated, TCI will no longer be required to file periodic reports under the Securities Exchange Act of 1934, including annual reports on Form 10-K, quarterly reports on Form 10-Q, proxy statements and other non-periodic reports such as Forms 8-K.

PURPOSE OF THE MERGER

    The purpose of the merger is to enable General Signal/Dielectric through TCI Acquisition to acquire the entire equity interest in TCI and to provide TCI's stockholders with an opportunity to liquidate their investment in TCI for cash at a premium to the market prices for TCI common stock prior to the announcement of the merger. TCI and General Signal/Dielectric believe that the primary benefit of the merger to nonaffiliated stockholders is the realization of the value of their investment in TCI in cash at a price which represents a premium to the market price for the common stock prior to the public announcement of the transaction. The primary detriment of the merger to nonaffiliated stockholders is that they will cease to have any ownership interest in TCI and will cease to participate in future earnings growth, if any, of TCI or to benefit from the increase, if any, in the value of TCI. In addition, each nonaffiliated stockholder of TCI will recognize a taxable gain upon the completion of the merger if and to the extent the amount of cash such nonaffiliated stockholder receives in the merger exceeds his or her tax basis in his or her common stock.

OPINION OF TCI'S FINANCIAL ADVISOR

    On behalf of the board of directors, TCI retained Houlihan Lokey Howard & Zukin Capital on April 24, 2000, as its exclusive financial advisor to provide financial advisory services in connection with a possible merger with General Signal/Dielectric and/or its parent, SPX Corporation. On January 24, 2001, TCI further retained Houlihan Lokey to render an opinion as to the fairness, from a financial point of view, of the merger consideration to TCI's stockholders. TCI agreed to pay Houlihan Lokey a fee of $75,000 for the preparation and delivery of its opinion. No portion of Houlihan Lokey's fee for the fairness opinion is contingent upon the successful completion of the merger. Houlihan Lokey is receiving fees and reimbursable expenses not to exceed $1,150,000, for acting as TCI's financial advisor in the merger, a portion of which is contingent upon the successful completion of the merger. TCI agreed to indemnify Houlihan Lokey and its affiliates against certain liabilities, including liabilities under federal securities laws that might arise out of TCI's engagement of Houlihan Lokey.

    At the January 22, 2001 meeting of TCI's board of directors, Houlihan Lokey presented its analysis, as summarized below, and delivered its verbal opinion to the effect that, as of such date and based upon and subject to the assumptions, qualifications and limitations set forth therein, the merger consideration is fair, from a financial point of view, to TCI's stockholders. Houlihan Lokey subsequently confirmed in writing on January 25, 2001, its oral opinion delivered to TCI's board of directors.

    THE COMPLETE TEXT OF HOULIHAN LOKEY'S OPINION, DATED JANUARY 25, 2001, WHICH SETS FORTH A DESCRIPTION OF THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT. THE SUMMARY OF THE OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH OPINION. STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED AND THE ASSUMPTIONS MADE BY HOULIHAN LOKEY.

    Houlihan Lokey's opinion, intended for the benefit and use of TCI's board of directors, addresses only the fairness, from a financial point of view, of the merger consideration to TCI's stockholders, and does not constitute a recommendation as to how any such stockholder should vote at the special meeting with respect to a proposal to approve the merger agreement and the transactions contemplated therein. Houlihan Lokey was not requested to opine as to, and its opinion does not address, TCI's underlying business decision to proceed with or effect the merger. Houlihan Lokey has not been requested, and did not solicit third-party indications of interest in acquiring all or any portion of TCI other than from three parties, including General Signal/Dielectric, as directed by TCI.

    The amount and the form of the merger consideration were determined by arm's length negotiations between TCI and General Signal/Dielectric. Houlihan Lokey acted as TCI's financial advisor with respect to these negotiations. Except as noted, no limitations were imposed by TCI on Houlihan Lokey with respect to the investigations made or the procedures to be followed by Houlihan Lokey in rendering its opinion.

    In arriving at its opinion, attached as Appendix B to this proxy statement and incorporated herein by reference, Houlihan Lokey, among other things:

    - reviewed TCI's annual reports to stockholders and on Form 10-K for the five fiscal years ended September 30, 2000, and TCI management prepared interim financial statements for the period ended December 31, 2000, which TCI's management has identified as being the most current financial statements available;

    - reviewed copies of the following agreements:

        - Agreement and Plan of Merger and Reorganization;

        - Offers of Employment between General Signal/Dielectric and John W. Ballard III, Gordon G. Sinclair, Slobodan Tkalcevic, Mansour Moussavian and Mary Ann Alcon;

        - Voting Agreements between SPX Corporation and each of John W.
          Ballard III, Gordon G. Sinclair, Slobodan Tkalcevic, Mansour Moussavian, Mary Ann Alcon, John W. Ballard II and Edward M. T. Jones;

        - Confidentiality; Non-Competition and Non-Solicitation Agreements between General Signal/Dielectric and John W. Ballard III, Gordon G. Sinclair, Slobodan Tkalcevic and Mansour Moussavian; and

        - Rescission and Revocation of Change of Control Agreements between General Signal/Dielectric and John W. Ballard III, Gordon G. Sinclair, Slobodan Tkalcevic, Mansour Moussavian and Mary Ann Alcon;

    - reviewed all information disclosures made by TCI to General
      Signal/Dielectric during the course of the due diligence inquiries;

    - met with the key members of the senior management of TCI to discuss the operations, financial condition, future prospects and projected operations and performance of TCI, and met with knowledgeable representatives of TCI's independent accounting firm, and counsel to discuss all known material matters;

    - visited certain facilities and business offices of TCI;

    - reviewed marketing and financial forecasts and projections prepared by TCI's management, and participated in briefings given by TCI to General Signal/Dielectric, with respect to TCI for the fiscal years ended September 30, 2001 through 2004;

    - reviewed the historical market prices and trading volume for TCI's publicly traded securities in relation to the terms of the merger agreement;

    - reviewed certain other publicly-available financial data for certain companies that Houlihan Lokey deemed comparable to TCI, and publicly-available prices and premiums paid in other transactions that Houlihan Lokey considered similar to the merger;

    - reviewed drafts of certain documents to be delivered at the closing of the merger; and

    - conducted such other studies, analyses and inquiries as it have deemed appropriate.

    Houlihan Lokey has relied upon and assumed, without independent verification, that the financial forecasts and projections provided to it have been reasonably prepared and reflect the best currently-available estimates of the future financial results and condition of TCI, and that there has been no material change in the assets, financial condition, or business of TCI since the date of the most recent financial statements made available to it.

    Houlihan Lokey has not independently verified the accuracy and completeness of the information supplied to it with respect to TCI and does not assume any responsibility with respect to it. Houlihan Lokey has not made any physical inspection or independent appraisal of any of the properties or assets of TCI. Houlihan Lokey's opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by it as of the date of its opinion.

    On January 22, 2001, Houlihan Lokey made a presentation to TCI's board of directors with respect to the material valuation and financial analyses performed by Houlihan Lokey in arriving at its opinion. The following is a brief summary of such presentation and a general description of the valuation methodologies used by Houlihan Lokey. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The following summary does not purport to be a complete statement of the analyses and procedures applied, the judgments made or the conclusion reached by Houlihan Lokey nor a complete description of its presentation. Houlihan Lokey believes, and so advised TCI's board of directors, that its analyses must be considered as a whole and that selecting portions of its analyses or the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying Houlihan Lokey's analyses and opinion.

    Houlihan Lokey used several methodologies to assess the fairness, from a financial point of view, of the merger consideration to be received by TCI's stockholders. Each methodology provided an estimate as to the aggregate value of the enterprise equity. In arriving at its opinion, Houlihan Lokey did not assign any particular weight to any one factor considered by it, but rather made qualitative judgments based upon its experience in providing such opinions and on then existing economic, monetary, market and other conditions as to the significance of each factor. In its analysis, Houlihan Lokey made numerous assumptions with respect to industry performance, general business conditions and other matters, many of which are beyond the control of TCI or Houlihan Lokey. Any assumed estimates implicitly contained in its opinion or relied upon by it in rendering its opinion are not necessarily reflective of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Any estimates relating to the value of a business or securities do not purport to be appraisals or necessarily reflect the prices at which companies or securities may actually be sold.

    VALUATION OF TCI

        ASSESSMENT OF TCI'S PUBLIC STOCK PRICE

    As part of its analysis, Houlihan Lokey analyzed the trading value of TCI common stock. Houlihan Lokey reviewed the current and historical market prices and trading data of TCI's common stock. Over the one-year period ending January 19, 2001, TCI common stock closing prices ranged from a high of $11.63 per share to a low of $5.38 per share. Over the 50-week period ending
January 19, 2001, the average closing price of TCI's common stock was $8.42.

    Houlihan Lokey also calculated the ratio of average daily trading volume to float and float to total shares outstanding for TCI common stock. Houlihan Lokey then compared TCI's ratios to similar ratios of comparable publicly-traded companies. Houlihan Lokey considered the trading volume and float ratios of Applied Signal Technology Inc., DRS Technologies Inc., Raytheon Company and Sunair Electronics Inc. Houlihan Lokey noted that the 6-month median daily trading volume for the comparable publicly-traded companies as a percent of common shares outstanding were approximately 1.4% compared to the 6-month daily trading volume of 0.6% for TCI. Houlihan Lokey also noted that the median ratio of public float to total shares outstanding was approximately 55.6% for the comparable public companies compared to approximately 46.2% for TCI.

    Based on these analyses, it was Houlihan Lokey's opinion that TCI common stock trading activity is lower than the trading activity of the comparable public companies and does have a similar float as the stock of comparable public companies (as a percent of shares outstanding).

        FAIRNESS OF MERGER CONSIDERATION TO TCI'S STOCKHOLDERS

    Houlihan Lokey completed an independent valuation of TCI using a sum of the parts valuation approach. The value of TCI was analyzed by estimating the value of the Signal Processing Division and the Broadcast and Communications Division. The Signal Processing Division's value was estimated using the market multiple, comparable transactions, and income methodologies. The Broadcast and Communications Division value was estimated using the income methodology. Each methodology provided an estimate as to the control enterprise value of each of the operating divisions of TCI. Valuation of TCI as a whole on a control equity basis was estimated by combining the values of the two operating divisions.

        COMPARABLE COMPANY ANALYSIS

    The market multiple approach involves the multiplication of various earnings and cash flow measures by appropriate risk-adjusted multiples. Multiples were determined through an analysis of certain publicly traded companies, selected on the basis of operational and economic similarity with the business operations of TCI's Signal Processing Division. Earnings and cash flow multiples were calculated for the comparable companies based upon daily trading prices. A comparative risk analysis between TCI's Signal Processing Division and the public companies formed the basis for the selection of appropriate risk adjusted multiples for the business segment. The risk analysis incorporates both quantitative and qualitative risk factors, which relate to, among other things, the nature of the industry in which TCI and the comparable companies are engaged.

    For purposes of this analysis, Houlihan Lokey selected four publicly-traded companies as comparable to TCI's Signal Processing Division. The companies selected were Applied Signal Technology Inc., DRS Technologies Inc., Raytheon Company and Sunair Electronics Inc.

        COMPARABLE TRANSACTION ANALYSIS

    Houlihan Lokey analyzed the multiples of certain financial performance measures implied by the consideration for 16 merger and acquisition transactions announced or consummated since January 1998, and involving companies in the technical products and systems and services industries. Among other factors, Houlihan Lokey considered that the merger and acquisition transaction environment varies over time. To the extent that information was publicly available for these transactions, Houlihan Lokey analyzed the multiples of transaction enterprise value (defined as aggregate equity plus interest bearing debt implied by the transaction, net of cash) to trailing twelve months revenues. No company or transaction used in the analysis described above was directly comparable to TCI, TCI's Signal Processing Division or the proposed merger. Accordingly, the analysis of the results of the foregoing involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies that could affect public trading values.

        DISCOUNTED CASH FLOW ANALYSIS

    Houlihan Lokey performed a discounted cash flow analysis for the projected unlevered after tax cash flows of TCI's Signal Processing and Broadcast and Communications Divisions. In conducting its analysis, Houlihan Lokey relied on certain assumptions, financial forecasts and other information provided by the management of TCI for the fiscal years ending September 30, 2001 through September 30, 2004. Utilizing such projections, Houlihan Lokey calculated the theoretical unlevered discounted present value for TCI by adding together the present value of (x) the present value of the projected free cash flow over the four-year period from 2001 through 2004, and
(y) the present value of the estimated terminal values of the cash flows using the Gordon growth model.

    Houlihan Lokey drew no specific conclusion from its assessment of TCI's public stock price, comparable company, comparable transaction and discounted cash flow analyses, but subjectively factored its observations from these analyses into its qualitative assessment of the relevant facts and circumstances.

    The conclusions resulting from the aforementioned analysis indicated that the merger consideration to be received by TCI's stockholders is fair from a financial point of view.

    Houlihan Lokey is a nationally-recognized investment banking firm with special expertise in, among other things, valuing businesses and securities and rendering fairness opinions. Houlihan Lokey is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements of debt and equity, corporate reorganizations, employee stock ownership plans, corporate and other purposes. TCI's board of directors selected Houlihan Lokey because of its experience and expertise in performing valuation, fairness analysis and financial advisory services. Houlihan Lokey does not beneficially own nor has it ever beneficially owned any interest in TCI.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of TCI's board of directors with respect to the merger, TCI's stockholders should be aware that the directors and executive officers of TCI have certain interests in the merger that may be different from, or in addition to, the interests of TCI's stockholders. These interests are summarized below. TCI's board of directors were aware of these interests and have considered them, among other factors, in approving the merger agreement.

    STOCK OPTIONS

    If the merger is completed, all options to purchase TCI common stock that were granted by TCI and are outstanding at the time the merger is completed will be cancelled. In consideration for the cancellation of the options, each option holder will receive cash in an amount equal to the difference between $11.25 and the exercise price of his or her option, less any applicable withholding for taxes. This cash payment will be made in respect of vested options (including options that become vested as a result of the merger). As of January 31, 2001, executive officers and directors of TCI held approximately 65% of the TCI options outstanding, and will receive cash payments in the aggregate amount of $2,536,600, less applicable withholding for taxes, if the merger is completed.

    The following table shows the aggregate number of TCI options (vested and unvested) held by each of the executive officers and directors of TCI, as well as the aggregate cash amount, without reflecting any taxes to be withheld, that he or she will receive upon cancellation of his or her options if the merger is completed.

                                                               NUMBER OF                      STOCK
                                                                 SHARES       EXERCISE       OPTION
                                                               UNDERLYING    PRICE PER       PAYOUT
NAME OF HOLDER                               POSITION(S)        OPTIONS     SHARE ($)(1)    PROCEEDS
--------------                            ------------------   ----------   ------------   -----------
Mary Ann W. Alcon.......................  Chief Financial        15,000         2.83       $   126,300
                                          Officer; Secretary

John L. Anderson........................  Director               10,000         2.13       $    91,200

John W. Ballard, III....................  Chief Executive        87,500         4.17       $   619,500
                                          Officer;
                                          President;
                                          Director

Donald C. Cox...........................  Director               18,500         6.77       $    82,880

Asaph H. Hall...........................  Director               16,000         6.46       $    76,640

Mansour Moussavian......................  Vice President         60,000         3.83       $   445,200
                                          and General
                                          Manager of
                                          Broadcast and
                                          Communication

C. Alan Peyser..........................  Director               18,500         6.77       $    82,880

Gordon G. Sinclair......................  Vice President,        58,000         4.85       $   371,200
                                          Antenna and
                                          Structural
                                          Engineering

Slobodan Tkalcevic......................  Vice President of      90,000         4.13       $   640,800
                                          Advanced
                                          Development;
                                          Director

    TOTALS:.............................                        373,500                    $ 2,536,600

------------------------

(1) Reflects, in the case of each person holding more than one option, the weighted average exercise price per share of all of such person's options.

    INDEMNIFICATION AND INSURANCE

    TCI has entered into indemnification agreements with each of its officers and directors in connection with the assumption of their duties in those capacities. In general terms, these indemnification agreements require TCI to indemnify and pay the costs of defense of each of its directors and executive officers to the maximum extent permitted under Delaware law. General Signal/Dielectric has agreed that, for a period of six years from the closing of the merger, it will fulfill and honor in all respects, indemnification existing in favor of the directors and officers of TCI, as provided in the indemnification agreements and TCI's certificate of incorporation and bylaws.

    EMPLOYMENT OFFERS

    General Signal/Dielectric has offered each of the executive officers of TCI employment following the merger.The executive officers will be eligible to participate in benefit, bonus and other compensation plans of General Signal/Dielectric to the same extent as similarly-situated employees of General Signal/Dielectric.

VOTING AGREEMENTS

    Certain of TCI's directors and executive officers and John W. Ballard, II, have entered into voting agreements with SPX Corporation, the parent corporation of General Signal/Dielectric, dated various dates in January 2001, by which each such person has agreed to vote or cause to be voted all his or shares of common stock in favor of the merger, the merger agreement and any transactions contemplated thereby or which would facilitate the merger. To further such voting agreements, these individuals executed an irrevocable proxy in favor of SPX Corporation, which gives SPX Corporation full power to vote such person's shares of common stock in favor of the merger and the merger agreement at this special meeting. Additionally, each individual agreed in their respective voting agreement, not to sell, pledge, transfer or otherwise dispose of any of his or her shares of common stock prior to consummation of the merger or termination of the merger agreement according to its terms. The voting agreements and the irrevocable proxies will only terminate in the event that the merger agreement is terminated or if the merger is consummated.

ACCOUNTING TREATMENT

    The merger will be accounted for by TCI Acquisition as a "purchase" in accordance with generally accepted accounting principles. Consequently, the aggregate consideration paid by TCI Acquisition in connection with the merger will be allocated to TCI's assets and liabilities based upon their fair values, with any excess being treated as goodwill.

REGULATORY MATTERS

    The parties are not aware of any material governmental consents or approvals that are required prior to their completion of the merger. However, if additional governmental consents and approvals are required, the parties to the merger intend to seek the additional consents and approvals. There can be no assurance, however, that any such additional consents or approvals will be obtained.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the material U.S. federal income tax consequences of the merger. The discussion is based on the Internal Revenue Code of 1986, as amended, existing and proposed U.S. Treasury regulations promulgated under the Internal Revenue Code, rulings, administrative pronouncements and judicial decisions. Changes in any of these areas could materially affect the tax consequences described in this proxy statement and could be made on a retroactive basis.

    The receipt of cash by TCI's stockholders in exchange for their common stock pursuant to the merger agreement will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign income and other tax laws. The tax consequences of the receipt of cash may vary depending upon, among other things, a stockholder's particular circumstances. In general, however, a stockholder will recognize a gain or a loss for U.S. federal income tax purposes equal to the difference between the adjusted tax basis of the stockholder's shares of common stock and the amount of cash received by the stockholder in exchange for those shares. This gain or loss generally will be:

    - Calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) exchanged pursuant to the merger;

    - A capital gain or loss if the shares of common stock are a capital asset in the hands of the stockholder; and

    - A long-term gain or loss if the stockholder has held his or her shares of common stock for more than one year at the effective time of the merger.

    The receipt of cash by a stockholder pursuant to the merger may be subject to backup withholding at the rate of 31%. Backup withholding will not take place if the stockholder provides a certified taxpayer identification number on Form W-9 and otherwise complies with the backup withholding rules or demonstrates that the stockholder is exempt from backup withholding. Backup withholding is not an additional tax; any amounts withheld may be credited against the stockholder's U.S. federal income tax liability.

    The foregoing discussion does not address all aspects of federal income taxation that may be relevant to a stockholder. The foregoing discussion may also not apply to:

    - Stockholders who do not hold their common stock as a capital asset;

    - Stockholders who acquired their common stock pursuant to the exercise of employee stock options or other compensation arrangements with TCI;

    - Stockholders who are not citizens or residents of the United States;

    - Stockholders who perfect their appraisal rights; or

    - Stockholders who are subject to special tax treatment under the Internal Revenue Code (such as dealers in securities, insurance companies, other financial institutions, regulated investment companies, stockholders who hold their shares as part of a hedge, straddle, or conversion transaction, and tax-exempt entities).

    Because of the individual nature of tax consequences, TCI's stockholders are urged to consult their personal tax advisors to determine precisely the tax consequences of the merger to them, including the effects of state, local or foreign income or other tax laws or federal tax laws other than those pertaining to income tax.

FINANCING OF THE MERGER

    General Signal/Dielectric's obligations to complete the merger are not subject to it obtaining financing. It is expected that General Signal/Dielectric will require approximately $46 million in cash in order to complete the merger.

                      APPRAISAL RIGHTS UNDER DELAWARE LAW

    Under Delaware law, you are entitled to appraisal rights in connection with the merger. If you object to the merger, you may elect to have your shares appraised under the procedures of the Delaware law and to be paid the fair value of your shares. The fair value of the shares will not include any value arising from the merger but may include a fair rate of interest. It is possible that the fair value determined may be more or less than the merger consideration. In order to assert these rights, you must follow the procedures set forth in
Section 262 of the Delaware law. These rights are commonly referred to as "appraisal rights" or "dissenters' rights." This proxy statement affords TCI's stockholders the notice required by Section 262(d)(1) of the Delaware law. The following summary of appraisal rights is not a complete summary of the law pertaining to appraisal rights under the Delaware law and is qualified in its entirety by the text of
Section 262 of the Delaware law, which is reproduced in Appendix C to this proxy statement.

    This summary does not constitute a recommendation that you exercise your appraisal rights or otherwise constitute any legal or other advice. If you wish to exercise your appraisal rights, you are urged to contact your legal counsel or advisors. Failure to follow strictly the procedures set forth in Section 262 will result in a loss of your appraisal rights. If you lose your appraisal rights, you will be entitled to receive the cash consideration described in the merger agreement.

    Appraisal rights are available only to the record holder of shares. References in Section 262 to "stockholders" are to record holders. References in the summary below to "you" assume that you are a record holder. If you wish to exercise appraisal rights but have a beneficial interest in shares which are held of record by or in the name of another person, such as a broker or nominee, you should act promptly to cause the record holder to follow the procedures set forth in Section 262 to perfect your appraisal rights.

    Section 262 requires TCI to notify you, at least 20 days prior to the special meeting, as to the availability of appraisal rights and to provide you with a copy of the text of Section 262.

    To claim your appraisal rights and receive fair value for your shares, you must do each of the following:

    - deliver to TCI prior to the vote on the merger a written demand for an appraisal of your shares;

    - continuously hold your shares from the date you make a written demand for an appraisal through the effective date of the merger;

    - not vote in favor of the merger; and

    - file within 120 days after the effective time of the merger, if TCI or another stockholder does not file within that time, a petition in the Delaware Court of Chancery demanding a determination of the fair value of your shares. TCI is under no obligation and has no intent to file any petition.

    If you sell or otherwise transfer or dispose of your shares before the effective date of the merger, you will lose your appraisal rights with respect to those shares. If neither any stockholder who has demanded appraisal rights nor TCI has filed a petition in the Delaware Court of Chancery within 120 days after the effective time of the merger, then all stockholders' appraisal rights will cease.

    Voting against the merger or otherwise failing to vote for the merger will not by itself constitute a demand for an appraisal or sufficient notice of your election to exercise your appraisal rights. Any demand for an appraisal must be in writing, signed and mailed or delivered to:

                           TCI International Inc.
                           47300 Kato Road
                           Fremont, California 94538-7334
                           Attention: Secretary

    A written demand must reasonably inform TCI of the identity of the stockholder and of the stockholder's intent to demand appraisal of his, her or its shares of common stock.

    A written demand for appraisal should be executed by or on behalf of the stockholder of record exactly as the stockholder's name appears on the stockholder's stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the written demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a written demand for appraisal on behalf of a stockholder of record; however, in the written demand the agent must identify the record owner or owners and expressly disclose that the agent is executing the demand as an agent for the record owner or owners. A beneficial owner of shares of common stock held in "street name" who desires appraisal should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record holder of such shares. Shares held through brokerage firms, banks and other financial institutions are frequently deposited with and held of record in the name of a nominee of a central security depository. Any beneficial holder desiring appraisal who holds shares through a brokerage firm, bank or other financial institute is responsible for ensuring that the demand for appraisal is made by the record holder. The beneficial holder of such shares should instruct such firm, bank or institution that the demand for appraisal may be made by the record holder of the shares, which may be the nominee of a central security depository if the shares have been so deposited. As required by Section 262, a demand for appraisal must reasonably inform TCI of the identity of the holder of record and of such holder's intention to seek appraisal of such shares. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights for the shares held for one or more beneficial owners and not exercise rights for the shares held for other beneficial owners. In this case, the written demand should state the number of shares for which appraisal rights are being demanded. When no number of shares is stated, the demand will be presumed to cover all shares held of record by the broker or nominee.

    TCI will send notice of the effective date of the merger to each stockholder who has properly demanded appraisal rights under Section 262 and who has not voted in favor of the merger. TCI will send this notice within 10 days after the effective date of the merger.

    If you have complied with the requirements for claiming your appraisal rights under Section 262, then within the 120 days following the effective date of the merger, you may request in writing from TCI, a statement as to the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the number of holders of those shares. Upon TCI's receipt of such request, which must be made in writing, TCI will mail a statement of that information to you within 10 days.

    If a petition for an appraisal is filed timely and a copy is delivered to TCI, TCI will then be obligated within 20 days to provide the Register in Chancery with a duly-verified list containing the names and addresses of all stockholders of TCI who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by TCI. The Delaware Court of Chancery will hold a hearing on the petition to determine the stockholders who have complied with Section 262 and who have become entitled to appraisal rights. After determining the stockholders entitled to appraisal, the Delaware Court of Chancery shall appraise the shares, determining their fair value. The determination of fair value will not include any element of value arising from the accomplishment or expectation of the merger. The Court will also determine a fair rate of interest, if any, to be paid upon the amount determined to be the fair value of the shares. The Court may determine that the fair value of the shares is more than, the same as or less than the value of the cash you would have received under the merger agreement. An investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.

    The Delaware Court of Chancery may require the holders of shares who have demanded an appraisal of their shares to submit their stock certificates to the Register in Chancery for notation of the appraisal proceeding; and, if any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

    The costs of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a stockholder, the Court may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to appraisal.

    From and after the effective date of the merger, if you have duly demanded an appraisal of your shares, you will not be entitled to vote those shares for any purpose, nor will you be entitled to the payment of dividends or other distributions on those shares, except for dividends or other distributions payable to stockholders of record at a date prior to the effective date of the merger.

    You may withdraw your demand for appraisal of your shares at any time within 60 days after the effective date of the merger and accept the terms offered pursuant to the merger. Any attempt to withdraw your appraisal demand more than 60 days after the effective date of the merger will require the written approval of TCI. Once a petition for appraisal is filed with the Delaware Court of Chancery, the appraisal proceeding may not be dismissed without court approval.

    If you properly demand appraisal of your shares, but fail to perfect your appraisal rights, otherwise lose your appraisal rights, or effectively withdraw your demand for an appraisal, your shares will be cancelled and extinguished and will be converted into the right to receive the cash consideration described in the merger agreement, without interest.

                              THE MERGER AGREEMENT

    This section of the proxy statement describes material provisions of the merger agreement and the transactions contemplated therein. The description of the merger agreement contained in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Appendix A to this proxy statement, and is incorporated herein by this reference. You are encouraged to review the merger agreement carefully and in its entirety.

GENERAL

    At the effective time of the merger, TCI Acquisition will merge into TCI, TCI Acquisition will cease to exist, and TCI will survive the merger as a subsidiary of General Signal/Dielectric. The surviving corporation will continue to be governed by Delaware law. The certificate of incorporation and bylaws of TCI Acquisition will be the initial certificate of incorporation and bylaws of the surviving corporation. The directors and officers of the surviving corporation immediately after the effective time of the merger will be selected by General Signal/Dielectric prior to the closing of the merger.

MERGER CONSIDERATION

    At the effective time of the merger, each share of common stock and all other shares of capital stock of TCI that are owned by TCI or any subsidiary of TCI or by TCI Acquisition will be canceled and retired and will cease to exist, and no consideration will be paid for any such shares. All other issued and outstanding shares of TCI common stock, except for shares held by stockholders who properly perfect their appraisal rights under Delaware law, will be converted into the right to receive $11.25 in cash, without interest.

    At the effective time of the merger, all stockholders of TCI, except stockholders who properly perfect their appraisal rights under Delaware law, will cease to have any rights with respect to their shares of TCI common stock other than the right to receive the merger consideration in accordance with the terms of the merger agreement. TCI's stockholders who properly perfect their appraisal rights will be entitled to a judicial determination of the fair value of their shares of common stock and will receive from the surviving corporation, payment of such fair value in cash, together with a fair rate of interest, if any, as determined by the court. TCI's stockholders who properly perfect their appraisal rights will not be entitled to any portion of the merger consideration. However, shares of TCI common stock held by stockholders who fail to perfect, or who otherwise effectively withdraw or lose their appraisal rights under Delaware law, will be treated as though they had been converted as of the effective date of the merger into the right to receive the merger consideration. See "Appraisal Rights Under Delaware Law."

TREATMENT OF STOCK OPTIONS

    At the effective time of the merger, each option to purchase shares of TCI common stock will be cancelled by TCI, and each person who holds TCI options will have the right to receive, with respect to each share of common stock represented by such holder's options, an amount equal to the difference between the per share consideration to be issued in the merger and the exercise price of the option.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains customary representations and warranties by TCI, General Signal/ Dielectric, and TCI Acquisition relating to, among other things:

    - the corporate organization, existence and standing of each party; and

    - the authority of each party to enter into the merger agreement, and the noncontravention of certain agreements and documents upon execution of the merger agreement.

    In addition, TCI has made further representations and warranties relating to the following, among other things:

    - the corporate organization, existence and standing of its subsidiaries;

    - the approval of the merger agreement by TCI's board of directors;

    - accuracy and completeness of TCI's and its subsidiaries' certificates and articles of incorporation, bylaws and records;

    - its outstanding capital stock and options;

    - accuracy and completeness of TCI's filings with the Securities and Exchange Commission and TCI's financial statements since January 1999;

    - absence of changes in regard to certain aspects of TCI's operations between September 30, 2000 and January 25, 2001;

    - its good, valid and marketable title to all of its assets;

    - compliance of TCI's intellectual property with all legal requirements;

    - its real property and equipment and the condition thereof;

    - status of TCI's material contracts;

    - its liabilities;

    - its compliance with all applicable legal requirements;

    - its compliance with all applicable governmental authorizations necessary to enable TCI to conduct its business;

    - its tax filings and tax payments;

    - its employee benefit plans;

    - its insurance policies;

    - transactions between TCI and persons related to TCI;

    - absence of brokers other than Houlihan Lokey;

    - fairness opinion of Houlihan Lokey; and

    - truthfulness and completeness of the information contained in this proxy statement.

COVENANTS

    TCI has agreed pursuant to the merger agreement, that except with General Signal/Dielectric's consent, during the period from January 25, 2001 to the earlier of the effective time of the merger or the termination of the merger agreement, TCI will carry on its business in the ordinary course consistent with its past practice. The merger agreement provides that, during such period prior to the effective time, TCI and its subsidiaries will, among other things (with limited exceptions):

    - not fail to pay its debts and taxes when due;

    - preserve intact and maintain its business relationships and keep the services of its current officers and employees;

    - not declare or pay any dividends or make any other distributions;

    - not repurchase or redeem or otherwise reacquire of its capital stock, except as to TCI options;

    - not sell, issue or authorize the issuance of any capital stock or convertible instrument exchangeable into or for any capital stock;

    - not acquire any equity interest in another entity;

    - not amend its certificate of incorporation or bylaws;

    - not change any of its methods of accounting;

    - not commence or settle any legal proceeding;

    - not hire certain new employees or fire its current employees;

    - not license or transfer any rights to any of its assets;

    - not incur any indebtedness or borrow money;

    - not grant any loans to others or purchase debt securities of others; or

    - not discharge any claims or liabilities in excess of $75,000.

NO SOLICITATION

    Upon execution of the merger agreement, TCI must immediately cease any current discussions or negotiations regarding an acquisition of any material portion (or all) of the assets of, or any equity interest in, TCI. This would include any business combination with TCI.

    Before the merger closes, however, TCI may, but only in response to unsolicited requests and only under certain conditions, furnish non-public information regarding itself to and participate in discussions and negotiations with other companies concerning a business combination, merger, sale of material assets, sale of shares of capital stock or similar transaction involving TCI. Such discussions or negotiations are subject to three conditions: (i) the unsolicited request is a new proposal to TCI's board of directors, (ii) the entity or group requesting the information enters into confidentiality agreements with TCI, and (iii) TCI's board of directors, by a majority vote, determines in its good faith judgment, that failing to take such action would constitute a breach of the board of directors' fiduciary duty. TCI's board of directors must provide a copy of any such written proposal to General Signal/Dielectric immediately after it has been received.

    Unless TCI has received an unsolicited request as described above, TCI and anyone acting on its behalf cannot solicit, encourage, participate in or initiate discussions regarding a business combination, merger, sale of material assets, sale of shares of capital stock or similar transaction.

    The merger agreement does not, however, prohibit TCI's board of directors from taking and disclosing to TCI's stockholders a position contemplated by Rules 14d-9 and 14e-2 under the Securities Exchange Act with regard to a tender or exchange offer made by someone other than General Signal/ Dielectric.

ADDITIONAL AGREEMENTS AND ACTIONS

    INDEMNIFICATION AND INSURANCE. TCI has entered into indemnification agreements with each of its officers and directors in connection with the assumption of their duties in those capacities. General Signal/Dielectric has agreed that, for a period of six years from the closing of the merger, it will fulfill and honor in all respects, indemnification existing in favor of the directors and officers of TCI, as provided in the indemnification agreements and TCI's certificate of incorporation and bylaws.

    STOCKHOLDERS MEETING; PROXY MATERIAL. TCI has agreed to duly call, give notice of, convene and hold a special meeting of its stockholders to consider and take action on the merger agreement and use its reasonable efforts to obtain the necessary approval of the merger agreement from its stockholders. TCI has agreed to file this proxy statement and include in it a recommendation from TCI's board of directors that TCI's stockholders vote in favor of adoption of the merger agreement.

    OTHER FILINGS. TCI, General Signal/Dielectric and TCI Acquisition have agreed to prepare and make any filings, in addition to this proxy statement, required of them under federal or state law relating to the merger and the transactions contemplated by the merger agreement, notify the other parties of any comments or requests by a governmental entity regarding such filings, and provide the other parties copies of any correspondence from a governmental entity regarding such filings.

    REASONABLE EFFORTS; COOPERATION. Subject to the terms and conditions set forth in the merger agreement, TCI, General Signal/Dielectric and TCI Acquisition have agreed to use their reasonable efforts and take all action necessary, proper or advisable under applicable laws and regulations, and cooperate with the other parties in their own efforts, to consummate and make effective as soon as practicable the transactions contemplated by the merger agreement, including defending any legal proceeding related to the merger, causing any injunction or restraining order to be lifted, or executing any additional instruments to carry out the intent of the merger agreement.

    TERMINATION OF CHANGE OF CONTROL AGREEMENTS. TCI entered into Change of Control Agreements, dated May 2, 2000, with each of John W. Ballard, III, Slobodan Tkalcevic, Gordon G. Sinclair, Mansour Moussavian, and Mary Ann W. Alcon, each of whom is an officer and/or director of TCI. Pursuant to the terms of the merger agreement, such agreements have been terminated.

FEES AND EXPENSES

    Except as described below under "Termination; Termination Fees; Amendment and Waiver," whether or not the merger is completed, all fees and expenses incurred in connection with the merger, the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring these fees or expenses.

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CONDITIONS TO THE MERGER

    The respective obligations of each of TCI, General Signal/Dielectric and TCI Acquisition to complete the merger are subject to the satisfaction or waiver on or prior to the closing of the merger, the following conditions, among others:

    - TCI's stockholders holding a majority of the outstanding common stock must have voted to adopt the merger agreement;

    - All consents, authorizations, orders and approvals of (or filings with) any governmental entity, all consents and approvals by third parties required by the merger agreement, and any other consent or approval that may be required to prevent a breach of any agreement must have been obtained, in each case on terms reasonably satisfactory to TCI and General Signal/Dielectric, unless the breach would not materially adversely affect TCI or TCI Acquisition and would not delay the ability of either TCI or TCI Acquisition to complete the merger; and

    - No injunction or other order, decree or ruling by any court of competent jurisdiction or governmental entity and no statute, rule, regulation or executive order by any governmental entity which would make the merger illegal or otherwise prevent the transactions related to the merger may be in effect.

    In addition, General Signal/Dielectric's and TCI Acquisition's respective obligations to complete the merger are subject to the satisfaction or waiver by them of the following conditions, among others:

    - Each of TCI's representations and warranties made in the merger agreement shall have been accurate as of the date of the merger agreement and, with respect to certain representations and warranties, the closing date of the merger, other than any inaccuracy which has had not had a material adverse effect (as defined in the merger agreement) on TCI;

    - TCI shall have performed all of its covenants and obligations which it is required to comply with or perform at or prior to the closing of the merger;

    - Neither TCI's board of directors nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by the board of directors on January 22, 2001;

    - The merger agreement shall have been approved by TCI's stockholders by at least a majority (50.1%) of the outstanding shares of TCI common stock;

    - The net working capital of TCI on the last day of the last full month immediately prior to the closing of the merger, shall be at least $15,000,000, less any fees and expenses (including any premiums for special environmental insurance coverage) paid or accrued since December 31, 2000 in connection with the merger;

    - General Signal/Dielectric and TCI Acquisition shall have received: (a) a Foreign Investment in Real Property Tax Act of 1980 statement executed by TCI, (b) a certificate of merger executed by TCI, (c) written resignations of all members of TCI's board of directors, (d) a legal opinion of Thelen Reid & Priest LLP, counsel to TCI, (e) confidentiality agreements executed by certain of TCI's officers and directors, and (f) rescission and revocation of change of control agreements of certain executive officers;

    - No temporary restraining order or injunction or other order preventing the consummation of the merger shall have been issued and remain in effect by any court of competent jurisdiction; and

    - The fairness opinion of Houlihan Lokey shall not have been withdrawn, and a copy of the opinion shall have been delivered to General
      Signal/Dielectric.

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
    In addition, TCI's obligation to complete the merger is subject to the satisfaction or waiver by it of the following conditions, among others:

    - General Signal/Dielectric's and TCI Acquisition's representations and warranties made in the merger agreement shall have been accurate as of the date of the merger agreement and, with respect to certain representations and warranties, the closing date of the merger, other than inaccuracies which have not had a material adverse effect (as defined in the merger agreement) on General Signal/Dielectric or TCI Acquisition;

    - General Signal/Dielectric and TCI Acquisition shall have complied with all of the covenants and obligations with which they are required to comply or perform at or prior to the closing of the merger;

    - No temporary restraining order or injunction or other order preventing the consummation of the merger shall have been issued and remain in effect by any court of competent jurisdiction;

    - Neither General Signal/Dielectric's board of directors, nor any committee thereof, shall have amended, modified, or rescinded or repealed the resolutions adopted by such board of directors, dated January 25, 2001; and

    - The fairness opinion of Houlihan Lokey shall not have been withdrawn.

TERMINATION; TERMINATION FEE; AMENDMENTS

    TERMINATION OF MERGER AGREEMENT. TCI and General Signal/Dielectric may mutually agree in writing to terminate the merger agreement at any time before or after stockholder approval of the merger agreement is obtained. In addition, either TCI or General Signal/Dielectric may terminate the merger agreement if:

    - any law is promulgated prohibiting the merger;

    - any governmental entity has issued an injunction or took any other action permanently restraining, enjoining or otherwise prohibiting the merger which has become final and non-appealable; or

    - the merger has not been completed by June 30, 2001, without any material breach by the terminating party.

    In addition, TCI alone may terminate the merger agreement if:

    - TCI enters into a definitive agreement to effect a alternative acquisition proposal under the procedure outlined in the merger agreement, but only after (i) terminating the merger agreement, and (ii) paying the termination fee as set forth below under "Termination Fee;" or

    - either General Signal/Dielectric or TCI Acquisition has materially breached its representations, warranties, or covenants in the merger agreement.

    In addition, either General Signal/Dielectric or TCI Acquisition may terminate the merger agreement if:

    - TCI's board of directors shall have withdrawn, modified or changed in a manner adverse to General Signal/Dielectric or TCI Acquisition, its approval and recommendation of the merger agreement and the merger;

    - TCI's board of directors shall have approved, or failed to take an adverse position to a takeover proposal; or

    - TCI has materially breached any of its representations, warranties, or covenants in the merger agreement.

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
    TERMINATION FEE. TCI is obligated to pay General Signal/Dielectric a termination fee of $1,728,000 if the merger agreement is terminated:

    - by TCI because TCI enters into a definitive agreement to effect a alternative acquisition proposal;

    - by General Signal/Dielectric or TCI Acquisition because TCI's board of directors withdraws or modifies adversely its recommendation that stockholders vote in favor of the adoption of the merger agreement; or

    - by TCI, General Signal/Dielectric or TCI Acquisition because the merger has not closed by June 30, 2001 and one of the following is true:

       - any takeover proposal (as defined in the merger agreement) is announced after January 25, 2001 and prior to the termination, and any business combination (as defined in the merger agreement) is consummated with another entity within 12 months following such termination; or

       - any business combination (as defined in the merger agreement) is consummated within 3 months following such termination.

    AMENDMENTS. The merger agreement may be amended by the parties at any time before or after the approval of the merger agreement by TCI's stockholders. After such approval, however, the parties may not make any amendment for which the law requires further approval by TCI's stockholders without such further approval.

                             PARTIES TO THE MERGER

GENERAL SIGNAL CORPORATION

    General Signal Corporation and its subsidiaries and divisions provide technical products and systems, and industrial products and services. General Signal Corporation became a wholly-owned subsidiary of SPX Corporation on October 6, 1998, when it merged with a wholly owned subsidiary of SPX Corporation, which changed its name to General Signal Corporation. Dielectric Communications is a business unit of General Signal Corporation. SPX Corporation is a global provider of technical products and systems, industrial products and services, service solutions, and vehicle components. Its products include storage area network, fire detection and building life-safety products, TV and radio broadcast antennas and towers, transformers, substations and industrial mixers and valves. Its products and services also include specialty service tools, diagnostic systems, service equipment, technical information services and vehicle components. SPX Corporation was organized in 1911 under the laws of Michigan, and reincorporated in Delaware in 1968. It has operations in 19 countries with the worldwide headquarters located in Muskegon, Michigan.

    SPX Corporation's business is divided into four segments: Technical Products and Systems; Industrial Products and Services; Service Solutions; and Vehicle Components. The operating units in the business segments of Technical Products and Systems, and Industrial Products and Services (exclusive of those businesses engaged in the hydraulic systems industry, described below) are owned, directly or through subsidiaries, by its General Signal Corporation subsidiary. Dielectric Communications is an operating unit in the Technical Products and Systems segment. In the Vehicle Components segment, certain operations that supply high integrity aluminum and magnesium die-cast components for steering and suspensions applications, and forging, are also owned by General Signal Corporation. The following is a description of all of the operating units of SPX Corporation, including those owned by its General Signal Corporation subsidiary.

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
    TECHNICAL PRODUCTS AND SYSTEMS

    The Technical Products and Systems segment includes four operating units: networking and switching products for storage, data and telecommunications networks, fire detection and building life-safety systems, TV and radio transmission systems and automated fare collection systems.

    NETWORKING AND SWITCHING PRODUCTS. This unit, Inrange Technologies Corporation, specializes in the design, manufacture, marketing and service of networking and switching products for storage, data and telecommunications networks, including fibre channel directors for storage area networks. Inrange's products provide fast and reliable connections among networks of computers and related devices. These products are used in Fortune 1000 businesses and other enterprises that operate large-scale and diverse systems where open connectivity, reliability, and continuous availability are critical, Inrange focuses on high-end, large-scale, fault tolerant products. Inrange's products have been installed at over 2,000 sites in 90 countries, and are designed to be compatible with various vendors' products and multiple communication standards and protocols. Inrange's customers include Delta Airlines, IBM and the NASDAQ. Competitors include Brocade, McData and NetScout.

    Inrange's fibre channel products are being developed to satisfy the growth in storage and server connection requirements that are being driven by the e-business revolution. Inrange was the first company in the fibre channel arena to have developed, built and shipped a very large scale 64 port, fully redundant director to enable the high speed communications needed for today's expanding storage area networks. A 128-port fibre channel director is expected to be introduced in 2001.

    During 2000, Inrange completed the acquisitions of Computerm Corporation and Varcom Corporation. Computerm's high performance channel extension products and services allow storage networking applications to operate over wide area networks. Two of Varcom's key network management offerings are fully integrated into Inrange's Universal TouchPoint Architecture-TM-.

    In September 2000, Inrange issued its Class B common stock for cash in an initial public offering. After the initial public offering, on September 20, 2000, SPX Corporation, through its General Signal Corporation subsidiary, owned approximately 89.5% of the outstanding shares of Inrange common stock. SPX Corporation owns 100% of the outstanding Class A common stock, which represents 98% of the combined voting power of all classes of Inrange voting stock.

    BUILDING LIFE-SAFETY SYSTEMS. Edwards Systems Technology, Inc., produces and services fire detection products and integrated life-safety systems to protect buildings and their occupants. These products are sold under the EST, Mirtone, Edwards and Ziton brand names, and are also private branded for a number of the world's leading building automation companies. Edwards' products range from sensing devices with associated alarms to microprocessor-based fire detection control equipment for commercial, institutional and industrial customers. In September 2000, Edwards acquired Ziton SA (Pty) Ltd. The unit's main competitors include Simplex, Pittway and Cerberus.

    TV AND RADIO TRANSMISSION SYSTEMS. The Dielectric Communications unit produces analog and digital TV antennas, transmission lines and radio frequency filter systems for the TV market, and cable dehydrator systems for communications infrastructure. Its products, which include filters and combiners, transmission lines, antennas and towers, are sold under the Dielectric brand name. Dielectric Communications is a leading supplier in the United States of broadcast antenna systems, including an array of new products designed for the emerging digital transmission technology or what is commonly known as High Definition Television, or HDTV. Dielectric Communications also is a leading supplier of antennas to FM radio stations and cable pressurization equipment to telecommunications companies worldwide. Its key competitors include Myat and Andrew.

    In January 2001, SPX Corporation through its General Signal Corporation subsidiary, acquired Central Tower, which provides HDTV, broadcasting, two-way radio, cellular, paging and personal communications services.

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
    AUTOMATED FARE COLLECTION SYSTEMS. This unit manufactures and sells automated fare collection systems for bus and rail transit systems, as well as for postal vending, under the GFI Genfare brand. GFI Genfare is a leader in bus fare collection systems in North America. The principal competitor of GFI Genfare is Cubic.

    INDUSTRIAL PRODUCTS AND SERVICES

    This segment includes operations that design, manufacture and market power transformers, industrial valves, mixers, laboratory and industrial ovens and freezers, material handling systems and electric motors for industrial chemical companies, pulp and paper manufacturers, laboratories and utilities.

    POWER SYSTEMS. Waukesha Electric Systems, Inc., a subsidiary of General Signal Corporation, is a leading provider of both medium and large power transformers and modular substations. These products are sold under the Waukesha Electric Systems and North American Transformer (acquired in fall of 1999) brand names to electrical utilities and heavy industries such as paper, steel, mining, chemical and petrochemical. Its key competitors include Kuhlman, ABB and GE-Prolec.

    In October 2000, Wankesha Electric Systems, Inc., acquired High Voltage Supply in October 2000, which added replacement parts and expanded the service offerings of its power systems business.

    This unit is working with the U.S. Department of Energy and a consortium of private companies to build the world's largest high-temperature superconductivity power transformer. This new technology is intended to, over the long term, provide performance and efficiencies in transmitting electrical power.

    INDUSTRIAL VALVES. The DeZurik division of General Signal Corporation is a leading producer of industrial valves for gases, liquid, slurries and dry solids. The products are sold primarily to water supply and wastewater treatment plants, pulp and paper manufacturing and chemical processing industries under the DeZurik, PowerRac, Maxum, and Copes-Vulcan brand names. The acquisition of Copes-Vulcan in September 2000, provides new technology, complementary products and services, and an expanded international presence.

    INDUSTRIAL FLUID MIXERS AND AGITATORS. The Lightnin division of General Signal Corporation is a global producer of industrial fluid mixers and agitators, which are sold to the water and wastewater treatment, chemical processing and minerals processing industries under the Lightnin brand name. This unit competes with Chemineer and EKATO.

    LAB & INDUSTRIAL OVENS AND FREEZERS. Revco Technologies Inc., a subsidiary of General Signal Technology Corporation (a subsidiary of General Signal Corporation), produces ultra-low temperature, or ULT, freezers and specialized ovens for laboratories and hospitals. This unit's products arc sold under the Revco, Queue, Puffer, Hubbard and Harris brand names. Revco is a market leader in ULT freezers, and refrigerators used in life science, clinical and industrial research labs. The acquisition of Jewett in September 2000 provides increased global presence, particularly in the blood and plasma markets.

    General Signal Technology Corporation's Lindberg division is a manufacturer of industrial ovens and furnaces that process metal and electronic components used in a wide range of products including automobiles, aircraft and computers. The brand names are Lindberg and Blue M. Lindberg's customers include laboratories, metal processing and electronics industries. Its key competitors in this area include Surface Combustion, Sanyo and Despatch. This business unit also produces a line of crystal growing equipment, marketed under the Kayex brand. Leybold is the main competitor for this product line.

    HYDRAULIC SYSTEMS. SPX Corporation is a leading producer and marketer of medium and high-pressure hydraulic pumps and cylinders marketed under the Power Team and Hytec brand names. In March 2000, SPX Corporation completed the acquisition of Fenner Fluid Power, a provider of

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
medium-pressure hydraulic power systems components with operations in Rockford, Illinois and Romford, England. Customers include the construction, aerospace and industrial maintenance markets. This division competes with Enerpac, Monarch and Haldex Barnes.

    MATERIAL HANDLING SYSTEMS. The Stock Equipment division of General Signal Corporation manufactures and sells coal feed systems and boiler auxiliary controls, primarily to electric utilities and paper manufacturers, as well as feed systems and flow measurement devices for water and wastewater treatment. The products are sold under the Stock Equipment, Solvera and BIF brand names.

    ELECTRIC MOTORS. The GS Electric division of General Signal Technology Corporation produces universal, blower and permanent magnet fractional horsepower electric motors under the GS Electric brand name. These motors are sold primarily to home appliance manufacturers. This unit competes with Ametek, Northland and Mamco.

    SERVICE SOLUTIONS

    The Service Solutions segment includes operations that design, manufacture and market a wide range of specialty service tools, hand-held diagnostic systems and service equipment, and technical and training information primarily to the motor vehicle industry in North America and Europe. Service Solutions is operated and managed by SPX Corporation directly. Major customers are franchised dealers of motor vehicle manufacturers, aftermarket vehicle service facilities and independent distributors. The Service Solutions segment includes three operating units: Diagnostic Systems and Service Equipment; Specialty Tools; Technical Information; and Other Services.

    DIAGNOSTIC SYSTEMS AND SERVICE EQUIPMENT. Diagnostic Systems and Service Equipment designs, manufactures and markets hand-held diagnostic systems and service equipment for original equipment manufacturers, or OEMs, national accounts and independent repair facilities, and is the largest portion of the Service Solutions segment. Diagnostic systems are sold under the OTC, Bear, Tecnotest, Robinair and Allen Testproducts brand names. The products compete with brands such as Snap-On and ESP.

    SPECIALTY TOOLS. SPX Corporation is a world leader in the design, manufacture and marketing of specialty service tools for motor vehicle manufacturers' dealership networks. It is a major producer of electronic engine diagnostic equipment and emissions testing equipment in North America and Europe. Sales of specialty service tools essential to dealerships tend to vary with changes in vehicle systems design and the number of dealerships, and are not directly dependent on the volume of vehicles produced by the motor vehicle manufacturers.

    TECHNICAL INFORMATION AND OTHER SERVICES. This unit provides customers with integrated service, technical and training information for vehicle OEMs. Through this unit, SPX Corporation also administers dealer equipment programs for OEMs, including General Motors, Chrysler, Nissan Motor, Hyundai, Mobil, Michelin and Mercedes-Benz.

    VEHICLE COMPONENTS

    SPX Corporation supplies high integrity aluminum and magnesium die-castings and forgings, as well as automatic transmission and small engine filters and transmission kits for OEMs through its Vehicle Components segment. This segment also supplies automatic transmission and small engine filters and transmission kits for aftermarket customers.

    DIE-CASTINGS AND FORGINGS. This group produces precision aluminum and magnesium die-cast parts for automotive steering and suspension systems and other assorted automotive/light truck uses. Primary products in this area include steering column parts, rack-and-pinion components and other castings such as components for fuel systems, clutches, and transmissions. This group includes Metal Forge Company, Inc., which is a subsidiary of General Signal Corporation.

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
    FILTRATION SYSTEMS. This unit is a leading producer of automatic transmission filters, filters for small engines and other industrial filtration products, It has a leading position in automatic transmission filters in the United States and Canadian OEM market and aftermarket, and the European OEM market.

    EGS ELECTRICAL GROUP LLC

    The EGS Electrical Group LLC is a joint venture between General Signal Corporation and Emerson Electric. General Signal Corporation currently holds a 44.5% interest in the joint venture. EGS operates in 15 states and five foreign countries and is engaged in the manufacture of electrical fittings, hazard location lighting, and power conditioning products. Approximately 15% of the venture's assets are located outside the U.S., primarily in Canada and France. SPX Corporation accounts for its investment in EGS under the equity method of accounting, on a three-month lag basis.

    SPX Corporation's stock is traded on the New York Stock Exchange under the symbol "SPW." Like TCI, SPX Corporation files annual and quarterly reports, proxy statements and other documents with the Securities and Exchange Commission, and these documents are available to the public from the same sources described below with respect to TCI. See "Where You Can Find More Information" on pages 40-41.

TCI ACQUISITION CORP.

    TCI Acquisition is a Delaware corporation organized on January 19, 2001, solely for the purpose of effecting General Signal/Dielectric's acquisition of TCI through the merger. It is a subsidiary of General Signal Corporation.

TCI INTERNATIONAL, INC.

    TCI International, Inc. is a holding company comprised of two product groups. The broadcasting products group offers broad-bandwidth antenna and transmission feeder solutions for the FM and TV broadcast markets, and high power short wave and MF broadcasting applications. The signal processing group provides direction finding, spectrum monitoring, and specialized communication receiver and transmitter products to both commercial and defense-oriented customers.

    PRODUCTS AND SERVICES

    TCI manufactures specialized transmission and receiving equipment and offers these items for sale as separate products or as part of larger systems comprised of various components. TCI's equipment serves frequency ranges of 0.5 to 3000 MHz and falls into two core product lines: Broadcasting Products, and Signal Processing Products. TCI's products are sold primarily to civilian and commercial entities as well as U.S. and foreign government agencies. TCI also installs the equipment it manufactures, often on a turnkey basis.

    BROADCASTING PRODUCTS

    TCI designs and manufactures antenna systems and accessory items that cover the frequency range of 0.5 to 870 MHz. Most of TCI's products are used for TV and AM broadcasting, although lower-power versions of its products in the 2 to 30 MHz range are used for high frequency (HF) communications by military and commercial organizations. TCI applies its proprietary electromagnetic and structural software to produce antenna systems with optimal radiation pattern shapes, bandwidth, power handling capability, and reduced loads on support towers. TCI's structural design capabilities are advantageous in situations when antenna systems must be optimized or customized to meet a customer's unique structural requirements.

    Many of TCI's products must be installed and integrated with other parts of a system. TCI has successfully completed numerous installation and integration projects in both domestic and foreign

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
locations. TCI has a unique combination of engineering, manufacturing, installation, integration, and project management skills.

    Digital television (DTV) broadcasting presents opportunities for TCI in both the domestic and foreign markets. Within the U.S., the transition to DTV, mandated by the Federal Communications Commission in April 1997, requires all of the approximately 1600 domestic TV stations to install digital transmission facilities within two to six years. This represents a large potential market for TCI's antenna and transmission line products, particularly over the next several years as the pace of the DTV conversion process accelerates. One of the major problems in the conversion to DTV is the shortage of suitable tower space on which to install the new antennas. Many existing towers are already at maximum capacity and cannot accept new antennas. New towers are difficult to build because of the lack of optimum locations and/or stringent environmental rules that prohibit or severely limit new construction.

    To help solve these problems, TCI invented (and has received a patent in November 2000) for a DTV ultra-high-frequency (UHF) transmitting antenna. The antenna is a broad-bandwidth slot antenna that can transmit on several channels simultaneously but imposes a relatively small load on the tower. In many situations, a broadcaster can replace an existing antenna with TCI's new product without having to strengthen the tower and yet be able to broadcast both analog and digital TV signals simultaneously. TCI's antenna also permits broadcasters to combine transmissions onto the antenna thus freeing up space on the tower that can be leased to other broadcasting or communication services. TCI has made several sales of this product.

    In addition to the UHF antenna product, TCI has invented (and applied for a patent for) a broad-bandwidth coaxial transmission line which will permit TCI to supply the major elements of a DTV transmitting antenna system.

    TCI's medium frequency (MF) (0.5 to 1.7 MHz) or HF (2 to 30 MHz) broadcasting antenna systems are typically large structures consisting of towers up to several hundred feet in height combined with complex arrangements of wire cables. Antennas of this type operate at high power levels ranging from 1 kW up to 8000 kW. TCI also manufactures RF switches, transmission lines, and impedance transformers that are used in conjunction with its antennas. MF and HF broadcasting antennas are sold either directly to broadcasters or to transmitter manufacturers for integration into complete systems. Typical system orders range in price between $100,000 and $10,000,000.

    HF communication antennas are usually employed in civil and military shore-ship and land-air communications systems. HF communication has recently been applied to create inexpensive systems that track trucks and provide remote messaging over huge geographic areas without requiring access to cellular telephone or satellite communications networks. TCI's HF antennas are being used as the backbone of a major system that was launched in the United States and is expected to be launched in other countries. HF communications antennas typically sell in the $15,000 to $100,000 range, with large systems of such antennas often selling for $1 to $3 million.

    SIGNAL PROCESSING PRODUCTS

    TCI's signal processing products are comprised of spectrum management, direction finding, signal collection, and specialized communications equipment that are sold primarily to domestic and foreign military and governmental customers. TCI's core products consist of receivers and transmitters, DSP-based direction finding processors, and specialized application software. TCI manufactures products that cover the frequency range from 0.01 to 3000 MHz.

    Spectrum management systems are required by all countries in order to manage and monitor their electromagnetic spectrum. The growth in this market has been fueled by the rapid expansion in the number of users of cellular telephones, pagers, and other personal communications devices, and sale of portions of the spectrum to commercial telecommunications organizations. These products comprise specialized application and database software and proprietary monitoring, measurement and DF hardware that operate from 10 kHz to 3 GHz. Most of the requirements for spectrum management systems are driven by the world-wide trend towards privatization of telecommunications services.

    TCI's spectrum management systems give regulatory authorities the tools to maintain sufficient order and discipline in the spectrum so that modern radio and wireless services can function. In addition, spectrum management systems are used to (a) issue frequency assignments, (b) administer the issuing of licenses and collection of fines from users who violate the regulations, (c) manage the databases of users, licenses, and violations, (d) monitor the spectrum, including identifying, measuring, and locating signals, and (e) prepare reports. Traditionally, these functions have been performed manually using stand-alone receivers, measurement equipment, and numerous forms filled out by hand. TCI provides turn-key systems that perform all tasks in an automated, integrated, seamless operation with a minimum of operator intervention. These systems use TCI products and other commercial equipment that TCI integrates. TCI's systems are based on modular architecture that allows special systems to be constructed from a common set of building blocks.

    Spectrum management systems can vary in complexity from a single site, single position station to a large scale multi-site network including 2 to 15 fixed sites plus a complementary set of mobile measurement vans. Typical systems range in price from $300,000 to $10,000,000.

    TCI's direction finding (DF) and signal collection products are used to identify, locate, classify, and analyze radio transmissions using proprietary hardware and software for DF and communication intelligence (COMINT) applications. These systems are based on the same technology that is used in TCI's civilian spectrum management systems, but with enhanced capabilities to meet military and intelligence requirements. The DF and collection processes are performed rapidly, automatically, and without detection by the subject. The classification and analysis functions identify the modulation, frequency, and characteristics of the signals. TCI's DF and signal collection software performs these tasks automatically, thereby eliminating the need for the large numbers of operators that have been needed to run older systems. TCI's products can also be operated and monitored remotely, eliminating the need for operators to be located at the same site as the DF and signal processing equipment. TCI's signal processing systems can also integrate the output from other intelligence-gathering sources. In military applications, the integrated data provide system users with information they can use to estimate the disposition and intentions of potential adversaries.

    TCI has introduced a full-featured digital VHF/UHF DF and COMINT hardware platform suitable for DF and specialized communications intelligence applications. The system architecture uses a high-speed analog-to-digital sampling technique to provide a high performance DF capability from 10 kHz to 3000 MHz. The unit is compact and has been packaged for portability. This product is especially useful for national security or intelligence customers interested in monitoring wireless communications within their own borders. The large instantaneous bandwidth of the system makes it ideal for monitoring signals with modern modulation features, such as those used in GSM and CDMA cellular telephone systems.

    The sale prices of complete communications intelligence and DF systems range from approximately $100,000 to $10,000,000. Certain components of a system are often sold separately and are priced at considerably lower amounts.

    Based on the technologies used in the SMS and DF systems, TCI has developed a low-cost, high performance HF receiver, and has sold a large quantity of these receivers.

    MARKETING

    TCI markets its equipment and systems to commercial and governmental organizations both in the United States and foreign countries primarily using its direct marketing force. For foreign sales, TCI is often assisted by its local representatives who are paid a commission on each sale. Foreign sales of some antennas having specialized military applications and certain signal processing products must have the approval of the U.S. Department of State which limits the sales of such products to foreign nationals. Such sales are subject to changes in U.S. policy concerning the export of military technology.

    MANUFACTURING

    TCI manufactures many of the key components of its broadcasting and signal processing products, however it is implementing a systematic program to increase the outsourcing of many manufacturing operations that can be done more effectively, efficiently, and at lower cost by specialized manufacturing organizations. Although its customers install many of TCI's products, TCI offers installation services including turn-key project management.

        MANUFACTURE OF BROADCASTING PRODUCTS

    Broadcast antenna systems are generally manufactured to order from standard parts. MF and HF antennas are made from cable, fittings, insulators, and fasteners. In the manufacturing process, fittings are attached to antenna wires by machinery that also measures, forms, and cuts the wires to close tolerances. FM and TV antennas do not use wire members and are fabricated from machined or extruded metal parts that are generally fabricated by specialized manufacturing firms. TCI assembles the antennas from these parts and then adjusts, tests, and ships the complete antennas.

        MANUFACTURE OF SIGNAL PROCESSING PRODUCTS

    Signal processing products are assembled from standard computers, radio frequency switches, receivers, and specialized signal measuring instruments manufactured to TCI's specifications either by TCI or by qualified subcontractors.

    To some extent, the heart of such systems lies in the proprietary software that serves as the interface to the hardware provided by TCI. TCI, therefore, employs a group of experienced software engineers who design and code the key software on which TCI's signal processing products are based. After the proprietary software is incorporated into the system, it is thoroughly tested in a simulated operating environment prior to final delivery.

    TCI's receivers, DF processors, and HF ionospheric sounders are generally assembled from standard components and other items produced to TCI's specifications, such as printed circuit boards, fabricated metal parts and special oscillator and filter assemblies. Many of the products contain microprocessors for which proprietary software is designed and tested by TCI's engineers and technicians. Certain custom communications systems involve the integration of other manufacturers' equipment with products produced by TCI.

    COMPETITORS

    In the U.S. DTV antenna market, TCI's principal competitors are Dielectric Communications and Andrew Corporation. In foreign TV and DTV markets its principal competitors are Kathrein/SIRA, Rymsa, and RFS.

    TCI's principal competitors in the high frequency (HF) communications antenna market are Andrew Corporation and Antenna Products Corporation. In HF and MF broadcast antennas market, the principal competitors are divisions of larger companies, including Thomcast and Continental Electronics, both of which also manufacture broadcasting transmitters.

    Competitors in signal processing products in the U.S. market include, CODEM Systems, Inc., Raytheon, Harris Corporation, Rockwell International Corp., Southwest Research Institute (SWRI), Thomson-CSF, Tadiran, and TRW. In foreign markets, in addition to these competitors are Rohde and Schwarz, Siemens Plessey & Co., Ltd, and Thomson-CSF. TCI's principal competitors for spectrum management systems are Rohde and Schwarz, Tadiran, and Thomson-CSF. See "Where You Can Find More Information," on pages 40-41.

                         MARKET PRICES OF COMMON STOCK

    TCI's common stock is traded over-the-counter on the Nasdaq National Market system under the symbol "TCII." The high and low sales prices of TCI common
stock on [            ], 2001, the last trading day before the date of this
proxy statement, were $[ ] and $[ ], respectively. The high and low sales prices of TCI common stock on January 25, 2001, the last trading day before the public announcement of the merger agreement among TCI, General Signal/Dielectric, and TCI Acquisition, were $10 and $10, respectively. As of January 31, 2001, there were 3,485,011 shares of TCI common stock issued and outstanding, held by approximately 633 stockholders of record.

    The following tables sets forth, for the quarters indicated, the high and low bid prices of TCI common stock as quoted on the Nasdaq National Market System. These prices do not include retail markups, markdowns or commissions and may not represent actual transactions.

                                                                HIGH       LOW
                                                              --------   --------
For the quarter ended:
  December 31, 2000.........................................   $10.06     $ 7.19

For the quarters ended:
  September 30, 2000........................................   $ 9.63     $ 6.25
  June 30, 2000.............................................     9.25       5.38
  March 31, 2000............................................    12.88       6.63
  December 31, 1999.........................................     9.75       3.00

For the quarters ended:
  September 30, 1999........................................   $ 4.25     $ 2.63
  June 30, 1999.............................................     3.75       2.38
  March 31, 1999............................................     4.50       1.94
  December 31, 1998.........................................     3.25       1.38

    TCI has not paid any dividends during either of the past two fiscal years. Except for restrictions imposed by the Delaware General Corporation Law, there are no current restrictions on TCI's present or future ability to pay dividends. STOCKHOLDERS ARE ENCOURAGED TO OBTAIN A CURRENT MARKET QUOTATION FOR TCI'S COMMON STOCK.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following tables set forth certain information with respect to the beneficial ownership of shares of TCI common stock by: (a) each person known to TCI to be the beneficial owner of more than 5% of its outstanding common stock;
(b) TCI's directors; (c) the chief executive officer of TCI and the four most highly-compensated executive officers of TCI (other than the chief executive officer) for the fiscal year ended September 30, 2000; and (d) all directors and executive officers of TCI, as a group.

    Except as otherwise indicated in the notes to these tables, beneficial ownership was determined as of January 31, 2001. On that date, there were 3,485,011 shares of TCI common stock outstanding, held by approximately 633 stockholders of record. Except as otherwise indicated in the notes to these tables, the persons named in the tables and their spouses have sole voting and investment power with respect to all shares of TCI common stock owned by them.

                         MORE THAN 5% BENEFICIAL OWNERS

                                                              AMOUNT AND NATURE OF   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP   OF CLASS
------------------------------------                          --------------------   --------
ROI Capital Management, Inc. ...............................         672,600(1)        19.3%
  17 E. Sir Francis Drake Blvd., Ste. 225
  Larkspur, California 94939

John W. Ballard, II ........................................         304,913(2)         8.8%
  c/o TCI International, Inc.
  47300 Kato Road
  Fremont, California 94538

TCI International, Inc. Employee Stock Ownership Plan ......         192,224(3)         5.5%
  c/o Charles Schwab Trust Company, Trustee
  1 Montgomery Street, 7th Floor
  San Francisco, California 94104

Athena Capital Management, Inc. ............................         174,850(4)         5.0%
  1250 Germantown Pike, Ste. 105
  Plymouth Meeting, Pennsylvania 19462

            BENEFICIAL OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

                                                              AMOUNT AND NATURE OF   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP   OF CLASS
------------------------------------                          --------------------   --------
Edward McClung T. Jones.....................................         132,861(5)         3.8%

Slobodan Tkalcevic..........................................          81,682(6)         2.3%

John W. Ballard, III........................................          66,192(7)         1.9%

Mansour Moussavian..........................................          49,570(8)         1.4%

Gordon G. Sinclair..........................................          33,361(9)           *

Asaph H. Hall...............................................          23,250(10)          *

John L. Anderson............................................          10,000(11)          *

Donald C. Cox...............................................          18,500(12)          *

C. Alan Peyser..............................................          18,500(13)          *

Mary Ann W. Alcon...........................................           8,371(14)          *

All directors and executive officers as a group (10
  persons)..................................................         442,287(15)       11.8%

------------------------

* Percentage of shares beneficially owned does not exceed 1% of the class so owned.

 (1) ROI Capital Management, Inc., a registered investment advisor, owned 581,400 shares as of February 15, 2000, according to its Schedule 13G/A filed with the Securities and Exchange Commission on that date. Based on subsequent telephone conversations with representatives of ROI Capital Management, TCI believes that ROI Capital Management owned 672,600 shares as of January 25, 2001.

 (2) Consists of shares held by John W. Ballard, II, Trustee under Agreement dated July 22, 1981, The Ballard Living Trust.

 (3) Consists of shares allocated to participants in the Employee Stock Ownership Plan, including shares allocated to directors and executive officers, which are disclosed elsewhere in this table. Each of the participants in the plan has sole voting power over all shares allocated to his or her account, and the Administrative Committee for the plan has investment power over the assets of the plan.

 (4) Athena Capital Management, Inc., a registered investment advisor, owned 174,850 shares as of January 30, 2001, according to its Schedule 13G/A filed with the Securities and Exchange Commission on that date.

 (5) Includes 67,750 shares held by the Employee Stock Ownership Plan and allocated to Mr. Jones' account as of September 30, 2000.

 (6) Includes 71,668 shares Mr. Tkalcevic has the right to acquire within 60 days of January 31, 2001, pursuant to stock options granted by TCI.

 (7) Includes 59,167 shares that Mr. Ballard has the right to acquire within 60 days of January 31, 2001, pursuant to stock options granted by TCI.

 (8) Includes 48,334 shares that Mr. Moussavian has the right to acquire within 60 days of January 31, 2001, pursuant to stock options granted by TCI, and 235 shares held by the Employee Stock Ownership Plan and allocated to Mr. Moussavian's account as of September 30, 2000.

 (9) Includes 25,667 shares that Mr. Sinclair has the right to acquire within 60 days of January 31, 2001, pursuant to stock options granted by TCI, and 44 shares held by the Employee Stock Ownership Plan and allocated to Mr. Sinclair's account as of September 30, 2000.

 (10) Includes 16,000 shares that Mr. Hall has the right to acquire within 60 days of January 31, 2001, pursuant to stock options granted by TCI.

 (11) Consists of shares that Mr. Anderson has the right to acquire within 60 days of January 31, 2001, pursuant to stock options granted by TCI.

 (12) Consists of shares that Mr. Cox has the right to acquire within 60 days of January 31, 2001, pursuant to stock options granted by TCI.

 (13) Consists of shares that Mr. Peyser has the right to acquire within 60 days of January 31, 2001, pursuant to stock options granted by TCI.

 (14) Includes 8,334 shares that Ms. Alcon has the right to acquire within 60 days of January 31, 2001, pursuant to stock options granted by TCI, and 36 shares held by the Employee Stock Ownership Plan and allocated to Ms. Alcon's account as of September 30, 2000.

 (15) Includes 276,170 shares that the executive officers and directors collectively have the right to acquire within 60 days of January 31, 2001, pursuant to stock options granted by TCI, and 68,065 shares held by the Employee Stock Ownership Plan and allocated the accounts of the executive officers and directors as of September 30, 2000.

                      WHERE YOU CAN FIND MORE INFORMATION

    TCI files annual and quarterly reports, proxy statements, and other documents with the Securities and Exchange Commission. These documents are available to the public. Stockholders may read and obtain copies of any document TCI files from the following sources:

    - the public reference facilities at the principal office of the Securities and Exchange Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 (Telephone 1-800-SEC-0330);

    - the public reference facilities at the regional offices of the Securities and Exchange Commission, CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048 (Telephone 1-800-SEC-0330);

    - the website of the Securities and Exchange Commission: http://www.sec.gov; or

    - commercial document retrieval services, including commercial websites.

                             STOCKHOLDER PROPOSALS

    Due to the date of the special meeting and anticipated merger, TCI does not currently intend to hold an annual meeting of stockholders in 2001, as TCI will be owned by General Signal/Dielectric if the merger is consummated. If the merger is not consummated and an annual meeting is held, stockholder proposals for inclusion in the proxy materials for such meeting would have to be submitted to TCI International, Inc., c/o Mary Ann W. Alcon, Secretary, 47300 Kato Road, Fremont, California 94538-7334, a reasonable time before TCI begins to print and mail its proxy materials for such annual meeting. Such proposal must also meet the other requirements of rules of the Securities and Exchange Commission relating to stockholder proposals.

                                 OTHER MATTERS

    TCI's board of directors does not know of any other matters to come before the special meeting. However, if any other matters properly come before the special meeting, the persons named in the accompanying proxy card intend to vote the proxy in accordance with their judgment on such matters.

    It is important that your shares of common stock be represented at the special meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO PROMPTLY EXECUTE AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                          By Order of the Board of Directors,

                                          John W. Ballard, III
                                          President

Fremont, California
[            ], 2001

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

                                     among:

                           GENERAL SIGNAL CORPORATION
                            a Delaware corporation;

                             TCI ACQUISITION CORP.,
                            a Delaware corporation;

                                      and

                            TCI INTERNATIONAL, INC.
                             a Delaware corporation

                            ------------------------

                          Dated as of January 25, 2001
                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

    THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of January 25, 2001, by and among GENERAL SIGNAL CORPORATION, a Delaware corporation and wholly owned subsidiary of SPX CORPORATION, a Delaware corporation ("Parent"); TCI ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and TCI INTERNATIONAL, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

    A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

    B.  It is intended that the Merger be treated as a "purchase."

    C. This Agreement has been authorized by Parent and approved by the respective boards of directors of Merger Sub and the Company.

    D. Contemporaneously with the execution and delivery of this Agreement, certain holders of voting capital stock of the Company are executing and delivering to Parent a voting agreement (a "Voting Agreement") of even date herewith substantially in the form of EXHIBIT B.

    E. Contemporaneously with the execution and delivery of this Agreement, as a condition to and an inducement for Parent and Merger Sub entering into this Agreement, certain employees of the Company have entered into employment, confidentiality, non-competition and non-solicitation agreements with Parent and the Company (the "Employment Agreements").

                                   AGREEMENT

    The parties to this Agreement agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

    1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation"). The parties shall treat the Merger as a sale of stock for tax purposes.

    1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law ("DGCL").

    1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of General Counsel Associates LLP, 1891 Landings Drive, Mountain View, CA 94043 at 10:00 a.m. on the second business day following the satisfaction of the conditions set forth in Sections 6.2 and 7.2 (provided that all other conditions set forth in Sections 6 and 7 have been satisfied or waived) or on such other date as is mutually agreed upon by the Company and Parent. (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement or certificate of merger conforming to the requirements of the Delaware General Corporation Law shall be filed with the Secretary of State of the State of Delaware.

The Merger shall become effective at the time such filing is made (provided that such filing is subsequently accepted in due course) (the "Effective Time").

    1.4  CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND
OFFICERS. Unless otherwise determined by Parent and the Company prior to the Effective Time:

    (A) at the Effective Time, the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation;

    (B) at the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation; and

    (C) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals selected by Parent prior to the Closing.

    1.5  CONVERSION OF SHARES.

    (A) Subject to Section 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any Stockholder of the Company, each share (a "Share") of the Company's common stock, par value $0.01 ("Company Common Stock") issued and outstanding at the Effective Time (other than Dissenting Shares, as defined in Section 1.10), shall in accordance with the provisions of this Article be exchanged for and converted into the right to receive $11.25 per share, in cash (the "Merger Consideration"), without interest. Shares, if any, held in treasury of the Company shall be cancelled and retired and no payment shall be made with respect thereto.

    (B) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of Shares pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be paid to the applicable taxing authority for, and shall be treated for all purposes under this Agreement as having been paid to, the Person to whom such amounts would otherwise have been paid.

    1.6 STOCK OPTIONS. At the Effective Time, each Company Option shall be cancelled by the Company, and each holder of a Company Option shall have the right to receive, with respect to each Share represented by such holder's Company Option, but only to the extent the Company Option is then vested (including Company Options becoming vested due to the Merger), an amount (the "Option Payout") equal to the positive difference between the Merger Consideration, and the per share exercise price of such Company Option (less applicable withholding taxes). The Company shall take all necessary action to ensure that all stock option or equity plans maintained with respect to the Shares shall terminate as of the Effective Time, and that following the Effective Time no holder of a Company Option or any participant in an option plan of the Company shall have any right thereunder to acquire any capital stock of the Company, Parent, Purchaser or the Surviving Corporation.

    1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as Stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such Shares shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such Shares (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in
Section 1.5. None of Parent, Merger Sub or the Company shall be liable to any holder of Shares, or any holder of any Company Option or warrant to acquire any such Shares, for Merger Consideration to be issued in exchange for the Shares pursuant to this Agreement if, on or after the expiration of six months following the Effective Time, such certificates are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    1.8 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a "purchase."

    1.9  PAYMENT FOR SHARES.

    (A) On the Closing Date, Parent shall deposit with The Chase Manhattan Bank N.A. or such other bank or trust company designated before the Effective Time by Parent and reasonably acceptable to Company (the "Exchange Agent"), to be held and distributed as provided herein, cash in an aggregate amount equal to
(i) the Merger Consideration multiplied by the number of Shares issued and outstanding at the Effective Time, plus (ii) the maximum aggregate Option Payout (such funds being referred to herein as the "Exchange Fund"). The Exchange Agent shall agree to hold and distribute the Exchange Fund as contemplated by this
Section 1.9 or as may otherwise be agreed upon by the Exchange Agent, the Company and Parent.

    (B) Promptly after the Effective Time, Parent and the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Shares a form of letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates shall pass only upon delivery of the certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and instructions for use in effecting the surrender of the certificates that, immediately prior to the Effective Time, represented any of such Shares in exchange for payment therefor. Upon surrender to Parent of such certificates (or affidavit of loss or destruction in lieu thereof, including any suitable bond or indemnity that may be required by Parent in its sole discretion), together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, Parent shall promptly pay to the persons entitled thereto an amount equal to the price to which such person is entitled pursuant to Section 1.5 less any required tax withholdings. Such payments shall be made by check and delivered by mail to the address specified in the applicable letter of transmittal. No interest will be paid or will accrue on the amount payable upon the surrender of any such certificate. If payment is to be made to a person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the reasonable satisfaction of Parent and the Surviving Corporation that such tax has been paid or is not applicable.

    (C) Promptly after the Effective time, the Exchange Agent shall cause to be mailed to each person who was, at the Effective Time, a holder of a Company Option, a check in the amount payable with respect to such Company Option, as calculated in accordance with Section 1.6 (net of withholding taxes and without interest).

    1.10 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a Stockholder who has delivered a written demand for appraisal of such Shares in accordance with Section 262 of the DGCL, if such Section 262 provides for appraisal rights in the Merger ("Dissenting Shares"), shall not be exchanged as provided in Section 1.5 and Section 1.9, but the holder thereof shall be entitled to such rights as are granted by the DGCL. If, after the Effective Time, any such Stockholder fails to perfect or effectively withdraws or otherwise loses his right to appraisal and payment under the DGCL, such Dissenting Shares shall be treated as if they had been converted at the Effective Time into the right to receive the Merger Consideration, without interest thereon. Company shall provide Parent prompt notice of any demands received by Company for appraisal of Shares and any withdrawals of such demands. Parent shall have the right to participate in all negotiations and proceedings with respect to such demands and Company shall not, without the prior written consent of Parent or as may be required under applicable law, voluntarily make any payment with respect to such demands or offer to settle or settle such demands.

    1.11 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent that, except as set forth in the Company Disclosure Schedule, the following representations are true and correct.

    2.1  DUE ORGANIZATION; SUBSIDIARIES; ETC.

    (A) Part 2.1(a) of the Company Disclosure Schedule sets forth a correct and complete list of all Subsidiaries of the company and their jurisdictions of incorporation or other formation. The Company and each of its Subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or other formation and have all necessary power and authority: (i) to conduct their businesses as such businesses are currently being conducted; and (ii) to own and use their assets in the manner in which such assets are currently owned and used.

    (B) The Company and each of its Subsidiaries are duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or such Subsidiary or the nature of the business conducted by it or such Subsidiary makes such qualification or licensing necessary.

    (C) Except as set forth in Section 2.1(a) or 2.1(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries directly or indirectly owns any equity investment or other ownership interest in any person.

    (D) The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "TCI International, Inc."

    (E) All of the outstanding capital stock or partnership interests of each Subsidiary are owned beneficially and of record by the Company, free and clear of all liens, charges, restrictions, claims, or encumbrances of any nature; and there are no outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other) pursuant to which any such Subsidiary is or may become obligated to issue shares of its capital stock or partnership interests to any person other than the Company.

    (F) Part 2.1(f) of the Company Disclosure Schedule accurately sets forth
(i) the names of the members of the Company's board of directors, and (ii) the names and titles of the Company's officers.

    2.2 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (a) its and its Subsidiaries' certificate of incorporation or articles of incorporation, as the case may be, and bylaws, including all amendments thereto; and (b) the stock records of the Company; and (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the Stockholders of the Company and the board of directors of the Company and its Subsidiaries. There have been no meetings or other proceedings or actions of the Stockholders of the Company or the board of directors of the Company or its Subsidiaries that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's or its Subsidiaries' certificate of incorporation or articles of incorporation, as the case may be, or bylaws or of any resolution adopted by the Company's Stockholders or the Company's or any of its Subsidiaries' board of directors. The books of account, stock records, minute books and other records of the Company and its Subsidiaries are accurate, up-to-date and complete, and have been maintained in accordance with prudent business practices and all applicable Legal Requirements.

    2.3  CAPITALIZATION, ETC.

    (A) The authorized capital stock of the Company consists of (i) 5,000,000 shares of Common Stock, of which 3,478,344 shares are issued and outstanding as of the date of this Agreement. Part 2.3(a)(1) of the Company Disclosure Schedule sets forth the names of the Company's Stockholders and the number of Shares owned of record by each of such Stockholders. The Company has reserved an additional 1,100,000 shares of Company Common Stock for issuance under its 1981 Stock Plan, as amended, and the Non-Employee Director Stock Option Plan authorized thereunder (the "Stock Plan") to employees, advisory board members, officers or directors of, or consultants to, the Company, of which options to acquire 1,077,800 Shares have been granted, and of which options to acquire 630,500 Shares are outstanding, as of the date of this Agreement.
Part 2.3(a)(2) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of all holders of outstanding Company Options, including the number of Shares subject to each such Company Option, the exercise and vesting schedule, the exercise price per share and the term of each such Company Option. Part 2.3(a)(2) of the Company Disclosure Schedule also identifies whether (i) the optionee is a consultant or employee of the Company,
(ii) the Company Option was granted pursuant to the Company's Stock Plan and
(iii) the Company Option is intended to be an incentive stock option pursuant to
Section 422 of the Code.

    (B) All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no preemptive rights applicable to any shares of capital stock of the Company. At the Effective Time, Parent will acquire good and valid title to all of the outstanding Shares, free and clear of any Encumbrances.

    (C) Except as identified in Section 2.3(a), as of the date of this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; or
(iii) agreement or understanding between or among any persons and/or entities, that affects or relates to the acquisition or disposition of, or voting or giving of written consents with respect to, any security of the Company.

    (D) Any shares of capital stock or other securities repurchased, redeemed or otherwise reacquired by the Company were validly reacquired in compliance with
(i) the applicable provisions of the Delaware General Corporation Law and all other applicable Legal Requirements, and (ii) any requirements set forth in applicable Contracts.

    (E) The exercise price of each Company Option, including Company Options which are no longer outstanding, was equal to or greater than 100% of the fair market value of the Common Stock of the Company on the date that such Company Option was granted.

    2.4  SEC FILINGS; FINANCIAL STATEMENTS.

    (A) The Company has made available to Parent a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Company with the Securities and Exchange Commission ("SEC") for the two calendar years prior to the date of this Agreement (the "Company SEC Reports"),which are all the forms, reports and documents required to be filed by Company with the SEC for the two calendar years prior to the date of this Agreement. The Company SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and
(B) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Company's Subsidiaries is required to file any reports or other documents with the SEC.

    (B) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in Company SEC Reports, and the financial statements provided for the quarter ended December 31, 2000, was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents in all material respects the consolidated financial position of Company and its Subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

    (C) The Company has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

    2.5  ABSENCE OF CHANGES.  Between September 30, 2000 and the date of this
Agreement:

    (A) there has not been any adverse change in the business, financial condition, operations, prospects or results of operations of the Company or any of its Subsidiaries and no event has occurred that will, or could reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries;

    (B) there has not been any loss, damage or destruction to, or any interruption in the use of asset or property owned, leased or used by the Company or its Subsidiaries (whether or not covered by insurance);

    (C) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, nor has the Company repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities;

    (D) there has been no amendment to the certificate of incorporation or articles of incorporation, as the case may be, or bylaws of the Company or its Subsidiaries, and neither the Company nor any Subsidiary has effected or been a party to any Business Combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

    (E) neither the Company nor any Subsidiary has (i) lent money to any Person (other than pursuant to advances made to employees in the ordinary course of business) or (ii) incurred or guaranteed any indebtedness for borrowed money;

    (F) neither the Company nor any Subsidiary has changed any of its methods of accounting or accounting practices in any material respect;

    (G) neither the Company nor any Subsidiary has commenced or settled any Legal Proceeding;

    (H) neither the Company nor any Subsidiary has sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

    (I) neither the Company nor any Subsidiary has made any capital expenditure which, when added to all other capital expenditures made by the Company since September 30, 2000, exceeds $625,000 in the aggregate;

    (J) neither the Company nor any Subsidiary has (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Contract to which it is or was a party or under which it has or had any rights or obligations;

    (K) neither the Company nor any Subsidiary has (i) acquired, leased or licensed any right or other asset from any other Person (other than immaterial rights or other immaterial assets acquired, leased or licensed by the Company or any Subsidiary from other Persons in the ordinary course of business and consistent with the Company's past practices), (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person (other than immaterial rights or other immaterial assets disposed of or leased or licensed by the Company or any Subsidiary to other Persons in the ordinary course of business and consistent with the Company's and its Subsidiaries' past practices), or (iii) waived or relinquished any right (other than immaterial rights waived or relinquished by the Company or any Subsidiary in the ordinary course of business and consistent with the Company's and its Subsidiaries' past practices);

    (L) neither the Company nor any Subsidiary has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness, other than in the ordinary course of business and consistent with past practice;

    (M) neither the Company nor any Subsidiary has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's and its Subsidiaries past practices;

    (N) neither the Company nor any Subsidiary has (i) established, adopted or amended any Employee Benefit Plan, or (ii) made any profit-sharing or similar payment to any of its directors, officers or employees;

    (O) neither the Company nor any Subsidiary has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

    (P) neither the Company nor any Subsidiary has agreed or committed to take any of the actions referred to in clauses "(c)" through "(o)" above.

    2.6  TITLE TO ASSETS.

    (A) Except as set forth in Part 2.6(a) of the Company Disclosure Schedule, the Company and each Subsidiary owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the balance sheet included in the Company's most recent Company SEC Report on Form 10-K; (ii) all assets referred to in Part 2.9 of the Company Disclosure Schedule and all of the Company's and its Subsidiaries' rights under the Contracts identified in Part 2.10(a) of the Company Disclosure Schedule; and
(iii) all other assets reflected in the Company's books and records as being owned by the Company or any Subsidiary. Except as set forth in Part 2.6(a) of the Company Disclosure Schedule, all of said assets are owned by the Company or the Subsidiaries free and clear of any liens or other Encumbrances, except for
(i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) detract from the value of the assets subject thereto or impair the operations of the Company or any Subsidiary.

    (B) Part 2.6(b) of the Company Disclosure Schedule identifies all assets that are being leased or licensed to the Company or any Subsidiary, except for
(i) any equipment being leased to the Company or any Subsidiary under a standard operating lease requiring annual payments by the Company or any Subsidiary of less than $10,000, and (ii) any software being licensed to the Company or any Subsidiary under any third party software license generally available to the public at a total cost of less than $10,000.

    2.7  INTELLECTUAL PROPERTY.

    (A) GENERALLY. Part 2.7(a) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned, in whole or in part, including jointly with others (such schedule specifies if such Intellectual Property is owned jointly), by the Company or any of its Subsidiaries, a complete and accurate list of all United States and foreign (a) patents and patent applications; (b) Trademark registrations and applications and unregistered Trademarks; and (c) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number) and date issued (or date filed). For purposes of this Agreement, "Intellectual Property" means: trademarks and service marks (whether registered or unregistered), trade names, designs and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, "Trademarks"); patents and patent applications (including any provisional applications, continuations, continuations-in-part, divisionals, reissues, renewals and applications for any of the foregoing) (collectively "Patents"); copyrights and mask works (including any registrations and applications therefor and whether registered or unregistered) (collectively "Copyrights"); and information, including a formula, pattern, compilation, program, device, method, technique, or process, that:
(1) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and (2) is the subject of efforts to maintain its secrecy (collectively, "Trade Secrets"). "Trade Secrets" include computer software, databases, works of authorship, mask works, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, user interfaces, customer lists, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information.

    (B) TRADEMARKS.

        (i) Except as described in Part 2.7(b)(i) of the Company Disclosure Schedule, all Trademarks of the Company and its Subsidiaries are currently in compliance with all Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied, would not result in a cancellation of any such registration or otherwise affect the priority and enforceability of the Trademark in question

        (ii) No registered Trademark of the Company or any of its Subsidiaries has been within the last three (3) years or is now involved in any opposition or cancellation proceeding in the United States Patent and Trademark Office. To the Company's knowledge, no such action has been threatened in writing within the one (1) year period prior to the date of this Agreement.

       (iii) To the Company's knowledge, there has been no prior use of any Trademark of the Company or any of its Subsidiaries by any third party that confers upon said third party superior rights in any such Trademark.

        (iv) All Trademarks of the Company and its Subsidiaries registered in the United States have been in continuous use by the Company or one or more of its Subsidiaries.

    (C) PATENTS.

        (i) All Patents of the Company and its Subsidiaries are currently in compliance with Legal Requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) other than any requirement that, if not satisfied, would not result in a revocation or lapse or otherwise affect the enforceability of the Patent in question.

        (ii) No Patent of the Company or any of its Subsidiaries has been or is now involved in any interference, reissue, reexamination or opposing proceeding in the United States Patent and Trademark Office or any foreign patent office. To the Company's knowledge, no such action has been threatened in writing within the one (1) year period prior to the date of this Agreement.

       (iii) There is no Patent of any person that claims the same subject matter as any Patent of the Company or any of its Subsidiaries or invalidates any claim of any Patent of the Company or any of its Subsidiaries.

    (D) TRADE SECRETS.

        (i) The Company and its Subsidiaries have taken all reasonable steps in accordance with normal industry practice (in the region of the place of business) to protect its rights in confidential information and their respective Trade Secrets.

        (ii) Without limiting the generality of Section 2.7(d)(i), the Company and each of its Subsidiaries enforce a policy of requiring each relevant employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms that assign to the Company or one of its Subsidiaries all rights to any Intellectual Property relating to the Company's or such subsidiary's business that are developed by the employees, consultants or contractors, as applicable, and that otherwise appropriately protect the Intellectual Property of the Company and its Subsidiaries, and, except under confidentiality obligations, there has been no disclosure by the Company or any of its Subsidiaries of its confidential information or Trade Secrets.

    (E) LICENSE AGREEMENTS.

    Part 2.7(e)(1) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements granting to the Company or any of its Subsidiaries any right to use or practice any rights under any Intellectual Property other than software commercially available on reasonable terms to any person for a license fee of no more than $10,000.00 but including all such agreements that are otherwise material to the Company (collectively, the "Inbound License Agreements"), indicating for each the title and the parties thereto. Part 2.7(e)(2) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements under which the Company or any of its Subsidiaries grants licenses of software or grants other rights in or to use or practice any rights under any Intellectual Property (collectively, the "Outbound License Agreements"), indicating for each the title and the parties thereto. There is no outstanding or, to the Company's knowledge, threatened dispute or disagreement with respect to any Inbound License Agreement or any Outbound License Agreement.

    (F) OWNERSHIP; SUFFICIENCY OF INTELLECTUAL PROPERTY ASSETS. Each of the Company and its Subsidiaries owns or possesses adequate licenses or other rights to use, free and clear of Encumbrances, orders and arbitration awards, all of its Intellectual Property. The Intellectual Property identified in Part 2.7(a) of the Company Disclosure Schedule, together with Trade Secrets and the Company's and its Subsidiaries' unregistered copyrights and the Company's and such Subsidiaries' rights granted to them under the Inbound License Agreements, constitute all the Intellectual Property rights and Inbound License Agreements used in the operation of the Company's and its Subsidiaries' businesses as currently conducted and are all such Intellectual Property rights and Inbound License Agreements necessary to operate such business after the Effective Time in substantially the same manner as the business has been operated by the Company prior thereto.

    (G) NO INFRINGEMENT BY THE COMPANY. The products used, manufactured, marketed, sold or licensed by the Company or any of its Subsidiaries, and all Intellectual Property owned by the Company or any of its Subsidiaries and used in the conduct of their businesses as currently conducted, do not infringe upon, violate or constitute the unauthorized use or misappropriation of any rights owned or controlled by any third party, including any Intellectual Property of any third party.

    (I) NO PENDING OR THREATENED INFRINGEMENT CLAIMS. No litigation is now or, since January 1, 1998, was pending and no notice or other claim in writing has been received by the Company or any of its Subsidiaries within the three
(3) years prior to the date of this Agreement, (A) alleging that the Company or any of its Subsidiaries has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or exclusively licensed by or to the Company or any of its Subsidiaries. Except as specifically disclosed in one or more Parts of the Company Disclosure Schedule pursuant to this
Section 2.7, no Intellectual Property that is owned or licensed by the Company or any of its Subsidiaries is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or any of its Subsidiaries or, in the case of Intellectual Property licensed by the Company or any of its Subsidiaries to others, restricting the sale, transfer, assignment or licensing thereof by the Company or any of its Subsidiaries to any person; provided, however, that with respect to Intellectual Property licensed from third parties this representation is limited to the knowledge of the Company.

    (J) NO INFRINGEMENT BY THIRD PARTIES. Except as set forth in Part 2.7(j) of the Company Disclosure Schedule, to the knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or exclusively licensed by the Company or any of its Subsidiaries, and no such claims have been brought against any third party by the Company or any of its Subsidiaries.

    (K) ASSIGNMENT; CHANGE OF CONTROL. Except as set forth in Part 2.7(k) of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of the Company's or any of its Subsidiaries' rights to own any of its Intellectual Property or rights under any Inbound License Agreement or Outbound License Agreement, nor require the consent of any Governmental Body or third party in respect of any such Intellectual Property.

    (L) SOFTWARE. The Software owned or purported to be owned by the Company or any of its Subsidiaries, was either (i) developed by employees of the Company or one of its Subsidiaries within the scope of their employment; (ii) developed by independent contractors who have assigned their rights to the Company or one of its Subsidiaries pursuant to written agreements; or (iii) otherwise acquired by the Company or one of its Subsidiaries from a third party. Except as set forth in Part 2.7(l) of the Company Disclosure Schedule, such Software does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than the Company or one or more of its Subsidiaries, except for such materials or development environments obtained by the Company or one or more of its Subsidiaries from other persons who make such materials or development environments generally available to all interested purchasers or end-users on standard commercial terms. For purposes of this Agreement, "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code,
(ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

    (M) PERFORMANCE OF EXISTING SOFTWARE PRODUCTS. The Company's and its Subsidiaries' existing and currently manufactured and marketed Software products listed and described in Part 2.7(m) of the

Company Disclosure Schedule perform, free of bugs, viruses or programming errors, the functions described in any agreed specifications or end user documentation or other information provided to customers of the Company or any of its Subsidiaries on which such customers relied when licensing or otherwise acquiring such products.

    (N) DOCUMENTATION. Each of the Company and its Subsidiaries has generally taken all actions customary in the United States software industry to document the Software and its operation, such that the materials comprising the Software, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

    (O) YEAR 2000 COMPLIANCE.

        (i) Except as set forth in Part 2.7(o) of the Company Disclosure Schedule, all of the Company's and its Subsidiaries' products (including products currently under development) will record, store, process and calculate and present calendar dates falling on and after December 31, 1999, and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively "Year 2000 Compliant"). Except as set forth in Part 2.7(o) of the Company Disclosure Schedule,
    (A) all of the Company's and its Subsidiaries' products will lose no significant functionality with respect to the introduction of records containing dates falling on or after December 31, 1999; and (B) the Company has taken reasonable steps to ensure that all of the Company's and its Subsidiaries' internal computer systems comprised of software, hardware, databases or embedded control systems (microprocessor controlled, robotic or other device) related to their business (collectively, a "Business System"), that constitutes any part of, or is used in connection with the use, operation or enjoyment of, any tangible or intangible asset or real property of the Company or any of its Subsidiaries, including its accounting systems, are Year 2000 Compliant. Except as set forth in Part 2.7(o) of the Company Disclosure Schedule, the current versions of the Software and all other Intellectual Property may be used prior to, during and after December 31, 1999, such that such Software and Intellectual Property will operate prior to, during and after such time period without error caused by date data that represents or references different centuries or more than one century; provided, however, that with respect to Intellectual Property and Software licensed from third parties this representation is limited to the knowledge of the Company.

        (ii) The Company's and its Subsidiaries' products and the conduct of their businesses with customers and suppliers were not adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. The Company and its Subsidiaries are not reasonably likely to incur significant expenses arising from or relating to the failure of any of their respective Business Systems or any products (including all products sold on or prior to the date hereof) as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000.

    2.8 BANK ACCOUNTS. Part 2.8 of the Company Disclosure Schedule provides accurate and complete information (including account numbers, type of account and names of all individuals authorized to draw on or make withdrawals from each account) with respect to each account maintained by or for the benefit of the Company and its Subsidiaries at any bank or other financial institution.

    2.9  REAL PROPERTY; EQUIPMENT.

    (A) Neither the Company nor any Subsidiary owns any real property or interests in real property other than leasehold interests in real property.
Part 2.9 of the Company Disclosure Schedule sets forth a complete list of all real property and interests in real property leased by the Company and its

Subsidiaries, the name of the lessor and the date of the lease and each amendment thereto. Complete and correct copies of such leases have been delivered to Parent. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default (or an event which with notice or lapse of time or both, would constitute a default) by the Company or such Subsidiary or, to the company's knowledge, by the other party to the lease.

    (B) Part 2.9 of the Company Disclosure Schedule provides accurate and complete information with respect to all material items of equipment, fixtures, leasehold improvements and other tangible assets owned by or leased to the Company or any Subsidiary. The assets identified in Part 2.9 of the Company Disclosure Schedule are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's and its Subsidiaries' businesses in the manner in which such businesses are currently being conducted and in the manner in which such businesses are proposed to be conducted.

    2.10  CONTRACTS.

    (A) Part 2.10(a) of the Company Disclosure Schedule identifies each Company Contract that constitutes a "Material Contract." For purposes of this Agreement, each of the following (and each other Contract that is material to the business of the Company or any Subsidiary) shall be deemed to constitute a "Material Contract":

        (i) any Contract relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor;

        (ii) any Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

       (iii) any Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

        (iv) any Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

        (v) any Contract relating to the acquisition, issuance or transfer of any securities;

        (vi) any Contract creating or relating to the creation of any Encumbrance with respect to any asset owned or used by the Company;

       (vii) any Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement;

      (viii) any Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

        (ix) any Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

        (x) any Contract entered into outside the ordinary course of business or inconsistent with the Company's past practices;

        (xi) any Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

    (B) any Contract (not otherwise identified in clauses "(i)" through "(xi)" of part (a) of this section) that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or (B) the performance of services having a value in excess of $100,000 in the aggregate).

    (C) The Company has delivered to Parent accurate and complete copies of all written Contracts identified in Part 2.10 of the Company Disclosure Schedule, including all amendments thereto. Each Contract identified in Part 2.10 of the Company Disclosure Schedule is valid and in full force and effect, and, is enforceable by the Company or its Subsidiaries in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    (D) Except as set forth in Part 2.10(d) of the Company Disclosure Schedule:

        (i) neither the Company nor any Subsidiary has materially violated or breached, or committed any default under, any Company Contract, and, to the best Knowledge of the Company, no other Person has materially violated or breached, or committed any default under, any Company Contract;

        (ii) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or
    (D) give any Person the right to cancel, terminate or materially modify any Company Contract;

       (iii) neither the Company nor any Subsidiary has received any notice or other communication regarding (i) any actual or possible violation or breach of, or default under, any Company Contract, or (ii) any actual or possible termination of any Company Contract; and

        (iv) neither the Company nor any Subsidiary has waived any of its material rights under any Contract.

    (E) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Company or any Subsidiary under any Company Contract or any other term or provision of any Company Contract, other than change orders made in the ordinary course of business.

    (F) The Contracts identified in Part 2.10(a) of the Company Disclosure Schedule collectively constitute all of the Material Contracts necessary to enable the Company and its Subsidiaries to conduct their businesses in the manner in which their businesses are currently being conducted and in the manner in which their businesses are proposed to be conducted.

    2.11  LIABILITIES.

    (A) Neither the Company nor any Subsidiary has accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for:
(a) liabilities identified in the balance sheet included in the Company's most recent Report on Form 10-K; (b) liabilities incurred by the Company and its Subsidiaries since September 30, 2000 in the ordinary course of business consistent with the past practices of the Company and its Subsidiaries;
(c) liabilities identified in Part 2.11(a) of the Company Disclosure Schedule.

    (B) Part 2.11(b) of the Company Disclosure Schedule provides an accurate and complete breakdown of (i) all accounts payable of the Company and its Subsidiaries as of September 30, 2000, and (ii) all notes payable of the Company and its Subsidiaries and all indebtedness of the Company and its Subsidiaries for borrowed money as of the date of this Agreement, including the name of the debtholder, the date the debt was incurred, aggregate principal amount owed to each person, the interest accrued to date, the interest rate and the compounding period.

    2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company and its Subsidiaries are, and have been at all times, in full compliance with all applicable Legal Requirements, including all applicable Environmental Laws. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Company or its Subsidiaries of, or a failure on the part of the Company or its Subsidiaries to comply with, any Legal Requirement. Except as set forth in Part 2.12 of the Company Disclosure Schedule, neither the Company nor any Subsidiary has ever received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any material Legal Requirement.

    2.13  GOVERNMENTAL AUTHORIZATIONS.  Part 2.13 of the Company Disclosure
Schedule identifies each Governmental Authorization held by the Company and each of its Subsidiaries and the Company has delivered to Parent or Parent's counsel accurate and complete copies of all such Governmental Authorizations. The Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company and each of its Subsidiaries is, and at all times has been, in compliance with the material terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule. Neither the Company nor any Subsidiary has ever received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

    2.14  TAX MATTERS.

    (A) All Tax Returns required to be filed with any Governmental Body on or before the date hereof (i) have been filed in a timely manner, and (ii) have been accurately and completely prepared in compliance with all applicable Legal Requirements. All Taxes with respect to the periods covered by the Tax Return (whether or not shown on the Tax Returns) due on or before the date hereof have been paid. The Company has delivered to Parent accurate and complete copies of all Tax Returns filed or required to be filed by the Company or a Subsidiary since the date of the Company's incorporation. The Company and its Subsidiaries have not requested any extension of time within which to file any Tax Return.

    (B) Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Company (whether pursuant to or shown on any Tax Return or otherwise) or a Subsidiary has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by the Company or a Subsidiary has been duly withheld and collected on a timely basis; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body on a timely basis. There are no security interests on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

    (C) The Company's financial statements included in the Company SEC Reports fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company has established, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from October 1, 2000 through the date hereof. Unpaid taxes as of the date of filing of the company's Form 10-K do not exceed the reserves reflected on the balance sheet included in the Company's most recent report on Form 10-K.

    (D) No Tax Return has ever been examined or audited by any Governmental Body. Except as set forth in section 2.14(d) of the Company Disclosure Schedule, there has been no examination or audit of any Tax Return, and no such examination or audit has been proposed or scheduled by any

Governmental Body. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Tax Returns. Except as set forth in section 2.14(d) of the Company Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Tax Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

    (E) Except as set forth in section 2.14(e) of the Company Disclosure Schedule, no claim or Legal Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax, and no claim has ever been made by a Governmental Body that the Company or a Subsidiary is or may be subject to taxation in any jurisdiction in which it has not filed a Tax Return. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company. There are no liens for Taxes upon any of the assets of the Company or a Subsidiary, except liens for current Taxes not yet due and payable. Neither the Company nor any Subsidiary has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Neither the Company nor any Subsidiary has been, and neither will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the date hereof.

    (F) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company or a Subsidiary that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. Neither the Company nor any Subsidiary is, and neither has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract. Neither the Company nor any Subsidiary is and neither has ever been a party to any cost sharing agreements or advance pricing agreement. The Company does not have, or will not have as a result of the transactions contemplated by this Agreement, any liabilities for Taxes (for example under Section 280G of the Code) as a result of the amount or remuneration paid or to be paid to its employees.

    (G) Except as set forth in section 2.14(g) of the Company Disclosure Schedule (i) no Governmental Body has asserted any claim or otherwise made any allegation that the Company or a Subsidiary has failed or may have failed to pay any sales tax, use tax or similar Tax, and (ii) neither the Company nor any Subsidiary has engaged in any discussions or negotiations with any Governmental Body, and has not sent any written communication to or received any written communication from any Governmental Body, in connection with any possible failure on the part of the Company or a Subsidiary to pay any sales tax, use tax or similar Tax.

    (H) None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section897(c)(2) during the applicable period specified in Code Section897(c)(1)(A)(ii). Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section6662. None of the Company and its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than the common parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than any of the Company or Subsidiaries) under Reg. Section1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

    2.15  EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

    (A) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, phantom stock, severance pay, termination pay, Employee Welfare Benefit Plan or Employee Pension Benefit Plan sponsored or maintained by the Company or any of its Subsidiaries as of the date of this Agreement (the "Plans") for the benefit of any current employee of the Company or any Subsidiary ("Employee").

    (B) With respect to each Plan, the Company has delivered to Parent an accurate and complete copy of such Plan (including all amendments thereto), and the most recent summary plan description.

    (C) With respect to all Employee Pension Benefit Plans, the Company has delivered to Parent an accurate and complete copy of the annual report
(Form 5500) with respect to such Plans for each of 1999, 1998 and 1997 (as applicable); the most recent Internal Revenue Service Determination Letter; each trust agreement and group annuity contract, if any, relating to each Plan; and the most recent actuarial report or valuation relating to each Plan subject to Title IV of ERISA.

    (D) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including the Code and ERISA. With respect to the Plans, individually and in the aggregate, there exists no condition or set of circumstances in connection with which the Company could be subject to any liability under ERISA. Further, no transaction contemplated by this Agreement or any transaction that becomes necessary because of this Agreement will cause any Plan to be operated or administered contrary to the applicable Legal Requirements, specifically, the Code and ERISA.

    (E) Each of the Employee Welfare Benefit Plans have been operated and administered in all material respects in compliance with COBRA and HIPAA.
Part 2.15(e) lists all existing COBRA covered participants under the Company's Employee Welfare Benefit Plans.

    (F) Part 2.15(f) of the Company Disclosure Schedule contains a list of all employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, their dates of employment, social security numbers and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees.

    (G) With respect to the Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of the Company.

    (H) The Company has never maintained, been required to maintain, contributed to or been required to contribute to a defined benefit plan as defined in
Section 3(35) of ERISA;

    (I) The Company has never maintained, been required to maintain, contributed to or been required to contribute to a multiemployer plan as defined in
Section 3(37) of ERISA;

    (J) Each Plan is by its terms able to be amended and terminated unilaterally by the Company;

    (K) Except in accordance with Section 4980B of the Code, the Company has no obligation to provide medical, health, life insurance or other welfare benefits for current or future retired or terminated employees, their spouses or their dependents; and

    (L) No individual classified as a non-employee for purposes of receiving employee benefits (such as an independent contractor, leased employee, consultant or contract employee), regardless of treatment for other purposes, is eligible pursuant to the terms thereof to participate.

    (M) With respect to Plans, none of the Company, any of the Plans, any trust created thereunder, or any trustee or administrator thereof, has engaged in any non-exempt "prohibited transaction," as that term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Plan, or in any transaction as a result of which the Company would be reasonably expected to be subject to material liability pursuant to Section 409 of ERISA or to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed pursuant to
Section 4975 of the Code.

    2.16  ENVIRONMENTAL MATTERS.

    (A) Hazardous Material. Neither the Company nor any Subsidiary has:
(i) operated any underground storage tanks, treatment systems, sumps, pits or ponds ("Underground Storage Tanks"), and has any knowledge of the existence, at any time, of any Underground Storage Tank (or related piping or pumps), at any property that the Company or any Subsidiary has at any time owned, operated, occupied or leased; or (ii) released, spilled, discharged or exposed its employees or others to any amount of any substance that has been designated by any Governmental Body or by applicable foreign federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, the Federal Water Pollution Control Act, as amended, the Clean Air Act, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"). No Hazardous Materials are present, as a result of the deliberate actions or omissions of the Company or any Subsidiary, or, to the Company's Knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, air, ground water and surface water thereof, that the Company or any Subsidiary has at any time owned, operated, occupied or leased.

    (B) Hazardous Materials Activities. Neither the Company nor any Subsidiary has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company or any Subsidiary disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Body in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

    (C) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's Knowledge, threatened concerning any Hazardous Material, any property owned, operated occupied or leased by the Company or any Subsidiary, or any Hazardous Materials Activities of the Company or any Subsidiary ("Environmental Liability"). Neither the Company nor any Subsidiary is aware of any fact or circumstance which would reasonably be likely to involve the Company or any Subsidiary in any environmental litigation or impose upon the Company or any Subsidiary any Environmental Liability.

    2.17 INSURANCE. Part 2.17 of the Company Disclosure Schedule identifies all insurance policies maintained by, at the expense of, or for the benefit of the Company and its Subsidiaries, identifies any claims made thereunder, and includes a summary of the amounts and types of coverage and the deductibles under each such insurance policy. The Company has delivered to Parent or counsel for Parent accurate and complete copies of the insurance policies identified on
Part 2.17 of the Company Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Company Disclosure Schedule is in full force and effect. Neither the Company nor any Subsidiary has received any notice regarding any actual or possible (a) cancellation or invalidation of any insurance policy identified in Part 2.17 of the Company Disclosure Schedule, (b) refusal of any coverage or rejection of any claim under any such insurance policy or
(c) material adjustment in the amount of the premiums payable with respect to any such insurance policy. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) give rise to or serve as a basis for any claim under any insurance policy identified in Part 2.17 of the Company Disclosure Schedule.

    2.18 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.18 of the Company Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time had any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company or any Subsidiary; (b) no Related Party is, or has at any time been, indebted to the Company or any Subsidiary; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company or any Subsidiary; (d) no Related Party is competing, or has at any time competed, directly or indirectly, with the Company or any Subsidiary; and (e) no Related Party has any claim or right against the Company or any Subsidiary (other than rights to receive compensation for services performed as an employee of the Company or such Subsidiary). (For purposes of this Section 2.18, each of the following shall be deemed to be a "Related Party": (i) each of the Stockholders; (ii) each individual who is, or who has at any time been, an officer or director of the Company or any Subsidiary; (iii) each individual who is, or who at any time been, a member of the immediate family of any of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company or any Subsidiary) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

    2.19 LEGAL PROCEEDINGS; ORDERS. There is no pending Legal Proceeding, and, to the Knowledge of the Company, no Person has threatened to commence any Legal
Proceeding: (i) to which the Company or any Subsidiary is or is threatened to be made a party; or (ii) that challenges the Merger. To the Knowledge of the Company, except as set forth in Part 2.19 of the Company Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. There is no order, writ, injunction, judgment or decree to which the Company or any Subsidiary is subject. To the Knowledge of the Company, no officer or other employee of the Company or any Subsidiary is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's or any Subsidiaries' business. There are no executory obligations under any settlement agreement or similar agreement entered into by Company with respect to the settlement or other termination of any Legal Proceedings.

    2.20 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the right, power and authority to enter into and to perform its obligations under this Agreement and under each other agreement, document or instrument referred to in or contemplated by this Agreement to which the Company is or will be a party; and the execution, delivery and performance by the Company of this Agreement and of each such other agreement, document and instrument and the consummation of the Merger and the other transactions contemplated hereby (including authorization by the Board of Directors to solicit Stockholder vote on such transactions) have been duly authorized by all necessary action on the part of the Company and its Board of Directors. This Agreement and each other agreement, document and instrument referred to in or contemplated by this Agreement to which the Company is a party constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    2.21 NON-CONTRAVENTION; CONSENTS. Neither the execution, delivery or performance of this Agreement or any other agreements, documents or instruments referred to or contemplated by this Agreement or any of the transactions contemplated by this Agreement or any other agreements, documents or instruments referred to or contemplated herein, nor the consummation of the Merger, will directly or indirectly (with or without notice or lapse of time):

    (A) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's certificate of incorporation or bylaws, or (ii) any resolution adopted by the Company's Stockholders or the Company's board of directors;

    (B) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company or any Subsidiary, or any of the assets owned or used by the Company or any Subsidiary, is subject;

    (C) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or any Subsidiary or that otherwise relates to the Company's or such Subsidiary's business or to any of the assets owned or used by the Company or any Subsidiary;

    (D) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Company Contract, (ii) accelerate the maturity or performance of any Company Contract, or (iii) cancel, terminate or modify any Company Contract; or

    (E) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company or any Subsidiary (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company or any Subsidiary).

    Other than the filings referred to in Section 1.3, neither the Company nor any Subsidiary is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any other agreement, document or instrument referred to in or contemplated by this Agreement, or
(y) the consummation of the Merger or any of the other transactions contemplated by this Agreement or contemplated by any other agreement, document or instrument referred to in or contemplated by this Agreement.

    2.22 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding Shares (the "Required Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement and the Merger.

    2.23 NO BROKERS. Other than Houlihan, Lokey, Howard & Zukin Capital, no broker, finder or investment banker is entitled to any brokerage or finder's fee from the Company or its Stockholders in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company or its Stockholders.

    2.24 PROXY STATEMENT. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the proxy statement to be filed with the SEC by Company pursuant to Section 5.1(a) hereof (the "Proxy Statement") will, at the date mailed to the Stockholders of Company and at the time of the special Stockholders meeting of Company (the "Company Stockholders' Meeting") in connection with the transactions contemplated hereby and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder and all applicable state securities laws. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

    2.25 CHANGE OF CONTROL PAYMENTS. Part 2.25 of the Company Disclosure Schedule sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers, directors, employees or consultants of the Company as a result of or in connection with the Merger.

    2.26 OPINION OF FINANCIAL ADVISOR. The Company has been advised in writing by its financial advisor, Houlihan, Lokey, Howard & Zukin Capital that, in such firm's written opinion, as of the date of this Agreement, the Merger Consideration is fair to the Stockholders of Company from a financial point of view.

    2.27 BOARD APPROVAL. The Board of Directors of the Company has, as of the date of this Agreement, determined (i) that the Merger is fair to the Stockholders from a financial point of view, (ii) to propose this Agreement for approval and adoption by the Company's Stockholders and to declare the advisability of this Agreement, and (iii) to recommend that the Stockholders of the Company approve and adopt this Agreement and approve the Merger.

    2.28 CERTAIN BUSINESS PRACTICES. Neither the Company or any of its Subsidiaries nor any directors, officers, agents or employees of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity,
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or
(iii) made any other unlawful payment.

    2.29 PRODUCT WARRANTIES. Part 2.29 of the Company Disclosure Schedule sets forth complete and accurate copies of the written warranties and guaranties by the Company or any of its Subsidiaries currently in effect with respect to its products. There have not been any deviations from such warranties and guaranties, and neither the Company, any of its Subsidiaries nor any of their respective salesmen, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties. Neither the Company nor any of its Subsidiaries has made any oral warranty or guaranty with respect to its products not described on such schedule.

    2.30 SUPPLIERS AND CUSTOMERS. Part 2.30 of the Company Disclosure Schedule sets forth a complete and correct description of each and every
(1) manufacturing or foundry agreement, (2) integrated circuit die, circuit board or device, or component purchase, supply or service agreement, understanding or commitment, used by or in connection with the Company's or any of its Subsidiaries' businesses, in whole or in part, whether written or oral, and (3) any other agreements or contracts, whether written or oral, under which the Company or any of its Subsidiaries obtains services or products for use in producing the Company's or any of its Subsidiaries' finished products, in each case to the extent such agreements referenced in parts (1) through (3) above require expenditures by or to the Company in an amount in excess of $50,000 ("Supply Contracts"). The Company has delivered to Parent a correct and complete copy of each Supply Contract and provided a written summary of each oral Supply Contract. There are no fees, penalties, price uplifts, shortfall payments, bill backs or other amounts outstanding under such Supply Contracts. The quantities available for purchase under each such Supply Contract are as stated on the face of such Supply Contract or are summarized in Part 2.30 of the Company Disclosure Schedule. Each manufacturing or service site that requires qualification under the terms of a Supply Contract is qualified, and no unresolved differences with respect to product or process specifications remains outstanding. All manufacturing or service terms and conditions are as they appear to be on the face of the Supply Contracts. Neither the Company nor any of its Subsidiaries has received any written or oral notice from the other party to any Supply Contract, or from any other supplier to the Company or any of its Subsidiaries, to the effect that such party will not accept purchase orders from the Company or such subsidiary on such terms, conditions and quantities consistent with past practices. Prices required to be paid for products or services under such Supply Contract are summarized in Part 2.30 of the Company Disclosure Schedule. No condition exists that permits a termination or a change of such Supply Contracts by the other party under such Supply Contract.

    2.31 SUPPLIERS AND CUSTOMERS. The documents and information supplied by the Company to Parent or any of its representatives with respect to relationships and volumes of business done with the Company's and its Subsidiaries' significant customers are accurate and complete. During the last 12 months, neither the Company nor any of its Subsidiaries has received notices of termination or written threats of termination from any of its customers.

    2.32 PRODUCT ISSUES. Except as set forth in Part 2.32 of the Company Disclosure Schedule, to the Knowledge of the Company, there is no alleged or actual defect (except for minor defects not materially affecting Company's business) or hazard in the manufacture, design, materials or workmanship, or alleged or actual failure to warn of any of the foregoing, in any product (or component thereof) which has been manufactured, shipped or sold by the company. Except as set forth in Part 2.32 of the Company Disclosure Schedule, there has not been any occurrence involving any product recall, rework or retrofit relating to any product which has been manufactured, shipped or sold by the Company within the five-year period immediately preceding the date of this Agreement.

    2.33  SECTION 203 OF THE DGCL NOT APPLICABLE.  The provisions of
Section 203 of the DGCL will not, before the termination of this Agreement, assuming the accuracy of the representation and warranty contained in
Section 3.6, apply to this Agreement, the Merger or the other transactions contemplated hereby or thereby. No provision of the Certificate of Incorporation, Bylaws or other governing documents of the Company or any of its Subsidiaries will directly or indirectly restrict or impair the rights granted Parent hereunder with respect to the purchase of the Shares and its ability to exercise its rights as a stockholder.

    2.34 FULL DISCLOSURE. This Agreement (including Company Disclosure Schedule) does not (i) contain any Company representation, warranty or information in the Company Disclosure Schedule that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the Company representations, warranties and information in the Company Disclosure Schedule contained herein (in light of the circumstances under which such Company representations, warranties and information in the Company Disclosure Schedule were made or provided) not false or misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

    3.1 CORPORATE EXISTENCE AND POWER. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on Parent.

    3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to the filing of the agreement or certificate of merger pursuant to Delaware law. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of each of Parent and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

    3.3  NO CONFLICT; CONSENTS.

    (A) The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby are not prohibited by, and will not: (i) violate or conflict with, any provision of the Certificate of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Merger Sub, by virtue of the Merger as contemplated in Section 5.2 and compliance with the requirements set forth in
Section 3.3(b) below; (ii) contravene, conflict with or result in a material breach or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license agreement, lease or other material contract, instrument or obligation to which Parent or Merger Sub is a party or by which any of its assets may be bound; (iii) contravene, conflict with or result in violation in any material respects any statute, rule, regulation, order, writ, injunction or decree or any other Government Authorization applicable to Parent or Merger Sub or any of its material assets, where the consequences of any and all such breaches, defaults and violations would, in the aggregate, have a material and adverse effect on the business, operations or financial condition of Parent and Merger Sub taken as a whole, or
(iv) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any Legal Requirement or any order, writ, injunction, judgement or decree.

    (B) No Consent of any Governmental Body is necessary on the part of Parent or Merger Sub for the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, except for (i) the filing of the agreement or certificate of merger with the Secretary of State of the State of Delaware, and
(ii) such other consents, authorizations, filings, approvals and registrations (if any) which if not obtained or made would not have (and would not reasonably be expected to have), a Material Adverse Effect on Parent or Parent's ability to consummate the Merger.

    3.4 MERGER SUB. Merger Sub has been formed solely for the purpose of executing and delivering this Agreement and consummating the transactions contemplated hereby. Merger Sub has not engaged and will not engage in any business or activity other than activities related to its corporate organization and the execution and delivery of this Agreement.

    3.5 CORPORATE APPROVAL. All corporate action required by the Parent to approve the Merger has been taken.

    3.6 PARENT NOT AN INTERESTED STOCKHOLDER. Neither Parent nor, to the knowledge of Parent, any of its affiliates or associates (as such terms are defined in Section 203 of the DGCL) is an "interested stockholder" (as such term is defined in Section 203 of the DGCL) of the Company.

SECTION 4. CERTAIN COVENANTS

    4.1  ACCESS AND INVESTIGATION.

    (A) During the period from the date of this Agreement through the earlier of the Closing Date or the termination of this Agreement pursuant to Section 8 hereof (the "Pre-Closing Period"), the Company shall and shall cause each Subsidiary to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's personnel and assets and to all existing books, records, tax returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, tax returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

    (B) All information provided during the Pre-Closing Period by the Company or its Subsidiaries to the Parent or Parent's Representatives in connection with any investigation hereunder or pursuant to the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby shall be subject to the provisions of the Mutual Non-Disclosure Agreement dated as of August 28, 2000 between Parent and the Company (the "Mutual Non-Disclosure Agreement"), which shall remain in full force and effect. No information obtained in any investigation shall effect or be deemed to modify any representation or warranty contained in this Agreement.

    4.2 OPERATION OF THE BUSINESS OF THE COMPANY. Without the prior written consent of Parent during the Pre-Closing Period, and except as otherwise contemplated or permitted by this Agreement:

    (A) the Company shall and shall cause its Subsidiaries to conduct its and their business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement, shall pay its and their debts and Taxes when due (subject to good faith disputes, if any, over such debts and Taxes), and shall pay or perform its other obligations when due;

    (B) the Company shall and shall cause its Subsidiaries to use reasonable efforts to (i) preserve intact its and their current business organizations,
(ii) keep available the services of its and their current officers and employees and (iii) maintain its and their relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company and the Subsidiaries;

    (C) the Company shall not, and shall cause its Subsidiaries not to, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock;

    (D) the Company shall not, and shall cause its Subsidiaries not to, repurchase, redeem or otherwise reacquire any shares of capital stock or other securities other than pursuant to Contracts in effect as of the date of this Agreement; except for Company Common Stock issued upon the exercise of Company Options outstanding on the date of this Agreement, the Company shall not, and shall cause its Subsidiaries not to, sell, issue or authorize the issuance of
(i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security; provided, however, that Parent, in its sole discretion, may consent to the issuance of Company Options granted consistent with the Company's past practices to the new employees permitted by subsection
(g) (iii) below; or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

    (E) the Company shall not, and shall cause its Subsidiaries not to, amend the certificate of incorporation or articles of incorporation, as the case may be, or bylaws of the Company or such Subsidiary, or effect or permit the Company or any Subsidiary to become a party to any Business Combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction, except in accordance with the provisions of Sections 4.4, 8.1(d)(i) and 9.2(b);

    (F) the Company shall not, and shall cause its Subsidiaries not to, form any subsidiary or acquire any equity interest or other interest in any other Entity;

    (G) the Company shall not (i) establish, adopt or amend any employee benefit plan, (ii) pay any bonus or make any profit-sharing payment, severance, cash incentive payment or similar payment to, increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or accelerate the vesting of any Company Option or any Company Common Stock subject to vesting (except for the funding of the Company's contribution for calendar year 2000 to its 401(k) plan, as described in Schedule 2.5), (iii) hire any new employee that directly reports to the President or Chief Executive Officer of the Company,
(iv) hire any new employee where the annual compensation payable to such employee exceeds one hundred thousand dollars ($100,000); or (v) except with prior written consent of Parent, which will not be unreasonably withheld, terminate the employment of any current employee;

    (H) the Company shall not change any of its methods of accounting or accounting practices;

    (I) the Company shall not make any Tax election;

    (J) neither the Company nor any Subsidiary shall, except with prior written consent of Parent which will not be unreasonably withheld, commence or settle any Legal Proceeding;

    (K) except in the ordinary course of business (which specifically does not include any licenses for source code or exclusive licenses) neither the Company nor any Subsidiary shall enter into any license agreement with respect to or otherwise transfer any rights to any Company Intellectual Property, or except in the ordinary course of business enter into any license with respect to any Intellectual Property of any other person or entity;

    (L) except in the ordinary course of business (which specifically shall not include exclusive licenses), neither the Company nor any Subsidiary shall enter into or amend any Contract pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products or technology of the Company;

    (M) neither the Company nor any Subsidiary shall amend or otherwise modify or violate the terms of any of the Contracts set forth or described in the Company Disclosure Schedule, other than change orders made in the ordinary course of business;

    (N) except with prior written consent of Parent which will not be unreasonably withheld, neither the Company nor any Subsidiary shall incur any indebtedness for borrowed money (other than indebtedness to trade creditors in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

    (O) neither the Company nor any Subsidiary shall grant any loans to others (other than advances of employee travel expenses in the ordinary course of business consistent with past practices) or purchase debt securities of others or amend the terms of any outstanding loan agreement;

    (P) neither the Company nor any Subsidiary shall revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business and consistent with past practice;

    (Q) other than trade accounts payable in the ordinary course of business, neither the Company nor any Subsidiary shall pay, discharge or satisfy, in an amount in excess of $75,000 (in any one case or in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise); provided, however, that (i) for any amounts in excess of $25,000, the Company will provide Parent three days prior written notice of any such payments, and (ii) Company may pay the following amounts incurred in connection with the transactions contemplated by this Agreement: attorneys' fees and reimbursable expenses due Thelen Reid & Priest LLP ("TRP") (not to exceed $200,000), fees and reimbursable expenses due Houlihan, Lokey, Howard & Zukin Capital ("HLHZ") (not to exceed $1,150,000), and amounts due in connection with the solicitation of proxies and filing of proxy documents in connection with the approval of the transactions (exclusive of fees and expenses due TRP and HLHZ, which shall be included in the prior amounts).

    (R) neither the Company nor any Subsidiary shall agree or commit to take any of the actions described in clauses "(c)" through "(q)" above.

    4.3 NOTIFICATION; UPDATES TO COMPANY DISCLOSURE SCHEDULE. During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:
(i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in or material breach of any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in or material breach of any representation or warranty made by the Company in this

Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 impossible or unlikely. Notification in accordance with this Section 4.3 shall not affect the Parent's rights arising out of any breach of any such representation, warranty or covenant under this Agreement.

    4.4  NO NEGOTIATION.

    (A) Upon execution and delivery of this Agreement, the Company, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, conducted with any parties heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, the Company or any business combination with the Company.

    (B) Prior to the Closing Date, the Company may, solely in response to unsolicited requests therefor, furnish non-public information regarding itself to any corporation, partnership, person or other entity or group in respect of, and may participate in discussions and negotiate with such entity or group concerning a Business Combination, PROVIDED that (i) such entity or group has submitted an unsolicited bona fide Alternative Proposal to the Company Board,
(ii) the entity or group enters into confidentiality agreements with the Company with respect to such non-public information, and (iii) the Company Board, by a majority vote, determines in its good faith judgment, based as to legal matters on the written advice of legal counsel, that failing to take such action would constitute a breach of the Company Board's fiduciary duty. The Company Board shall provide a copy of any such written proposal to Parent and Merger Sub immediately after receipt thereof.

    (C) Neither the Company nor any of its affiliates, nor any of such Person's respective officers, directors, employees, representatives or agents, shall, directly or indirectly (i) encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to any corporation, partnership, person or other entity or group (other than Parent and Merger Sub, any affiliate or associate of Parent and Merger Sub or any designees of Parent and Merger Sub) concerning any Business Combination, or (ii) authorize, propose or announce an intention to authorize or propose any Business Combination (other than the Merger), unless and until the Company has received an Alternative Proposal in writing and the Company Board, by majority vote, has determined in its good faith judgment, based as to legal matters on the written advice of legal counsel, that failing to take such action would constitute a breach of the Company Board's fiduciary duty; PROVIDED, HOWEVER, that nothing herein shall prevent the Company Board from taking, and disclosing to the Company's Stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offers, PROVIDED, FURTHER, that the Company Board shall not recommend that the Stockholders of the Company tender their shares in connection with any such tender offer unless the Company Board by a majority vote determines in its good faith judgment, based as to legal matters on the written advice of legal counsel, that failing to take such action would constitute a breach of the Company Board's fiduciary duty.

    4.5 CERTAIN COMPETITIVE ACTIVITIES. Notwithstanding anything to the contrary in this Agreement, in no event shall the Company be required to obtain the approval of Parent with respect to any matter which impacts the price of the Company's products or the Company's projects which are directly competitive with the products or business of Parent.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

    5.1 SPECIAL MEETING OF THE STOCKHOLDERS; PROXY STATEMENT; BOARD RECOMMENDATIONS.

    (A) The Board of Directors of the Company shall duly call, and shall cause to be held, as promptly as feasible and in no event later than thirty (30) days after the end of the SEC comment period for the Proxy Statement referred to below, a meeting of the Stockholders of the Company (the "Special Meeting") and shall direct that this Agreement and the Merger be submitted to said Stockholders for the purpose of approving the same. Parent and the Company acknowledge that such vote of the Stockholders will be subject to the provisions of section 14(a) of the Exchange Act and Regulation 14A promulgated thereunder by the SEC. The Company shall prepare, with the cooperation of Parent, a proxy or information statement ("Proxy Statement") for submission to the Stockholders in connection with the Special Meeting. The Company shall use its best efforts to file such Proxy Statement in preliminary form with the SEC as soon as practicable after the date hereof and in no event later than February 8, 2001. Parent shall use its best efforts to obtain and respond to any comments thereon of the Commission or its staff, all in compliance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. Parent agrees to provide promptly to the Company such information concerning its business and financial statements and affairs as, in the reasonable judgment of the Parent or its counsel, may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the Company's counsel and auditors in the preparation of the Proxy Statement. Each of Parent and the Company represents that information supplied or to be supplied for inclusion by Parent or the Company in the Proxy Statement will not, at the time of the mailing thereof to the Stockholders, and at the date of the Stockholders meeting, be false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time of the Merger either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

    (B) The Proxy Statement will include the recommendation of the Board of Directors of the Company in favor of adoption and approval of this Agreement and approval of the Merger and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the Stockholders of the Company, unless the Company Board by a majority vote determines in its good faith judgment, based as to legal matters on the written advice of legal counsel, that taking such action would constitute a breach of the Company Board's fiduciary duty.

    5.2 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings, if any, and give all notices, if any, required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement and (b) shall use all commercially reasonable efforts to obtain all Consents, if any, required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement.

    5.3 PUBLIC ANNOUNCEMENTS. Unless otherwise required by law or by any listing agreement with a national securities exchange or NASDAQ, (a) the Company shall not (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent and (b) Parent and Merger Sub shall not (and Parent and Merger Sub shall not permit any of their Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding of the other transactions contemplated by this Agreement, without the Company's prior written consent.

    5.4 REASONABLE EFFORTS. During the Pre-Closing Period, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Section 6 to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Bodies and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Bodies, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Body, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement,
(iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Body vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, unless the Company Board, by a majority vote, determines in its good faith judgment, based as to legal matters on the written advice of legal counsel, that taking such action would constitute a breach of the Company Board's fiduciary duty. The Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable efforts to enable the Merger and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or the Company or any Subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

    5.5  EMPLOYEE AND RELATED MATTERS.

    (A) Parent and the Company shall use reasonable efforts to recruit each key employee of the Company to accept at-will employment with Parent. Following the Closing, Parent shall use reasonable efforts to transition those employees of the Company that continue to be employees of Parent or any of its affiliates, including the Company, to Parent's health, vacation, employee stock purchase, 401(k) and other plans, to the same extent as comparably situated employees of Parent, and shall retain such employees' coverage under the Company's health plans until such employees are eligible for coverage under Parent's health plan. For purposes of eligibility for and vesting of such benefits (as opposed to accrual of such benefits), such employees shall receive credit under Parent's benefit plans for time served as an employee of the Company. Notwithstanding the foregoing, such employees shall not be entitled to participate in the SPX Corporation Individual Account Retirement Plan.

    (B) Once every two weeks and at such other times as requested by the Company's request, the Company shall notify Parent of any exercises or cancellations of options or warrants after the date of this Agreement until the Closing.

    5.6 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by General Counsel Associates LLP) conforming to the requirements of
Section 1.897-2(h)(1)(I) of the United States Treasury Regulation, and (b) the

Company shall deliver to the Internal Revenue Service the notification required under Section 1.897-2(h)(2) of the United States Treasury Regulations.

    5.7 INDEMNIFICATION OF DIRECTORS AND OFFICERS. For a period of six years from the Closing Date, Parent shall, and shall cause the Company to, fulfill and honor in all respects all rights to indemnification existing in favor of the directors and officers of the Company, as provided in and subject to the terms of the Company's Certificate of Incorporation and Bylaws (as in effect as of the date of this Agreement) and any indemnification agreements between the Company and such directors and officers (as in effect as of the date of this Agreement and a copy of which has been provided to Parent) and any rights to indemnification existing in favor of Mansour A Moussavian, Alexander Liu, D. Clifford Smith and Steven M. Berger, as provided in and subject to the terms of Corporate Resolution Number 103, dated August 1, 1996 (with respect to
Messrs. Moussavian, Liu and Smith), and Corporate Resolution Number 104, dated December 2, 1997 (with respect to Mr. Berger), provided that (a) the indemnified party has met any applicable standard of conduct to qualify for such indemnification and (b) the basis of the claim against such indemnified party does not otherwise constitute a breach of any of the representations or warranties made by, or covenants to performed by, the Company under this Agreement, and subject, in each case, to the written agreement of the indemnified party to reimburse the indemnifying party in the event it is finally determined that the indemnified party has not met any applicable standard of conduct to qualify for such indemnification or is otherwise not entitled to indemnity. Section 5.7 shall survive the consummation of the transactions contemplated hereby, is intended to benefit and may be enforced by the directors and officers of the Company, and shall be binding on all successors and assigns of Parent and the Company.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

    The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Parent), at or prior to the Closing, of each of the following conditions:

    6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company in this Agreement shall have been accurate as of the date of this Agreement (it being understood that for purposes of determining the accuracy of such representations and warranties, any inaccuracy that has not had a Material Adverse Effect on the Company shall be disregarded). In addition, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall have remained true and correct as of such particular date), the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing with the same force and effect as if made on and as of the Closing, except in such cases (other than the representations in Section 2.7 regarding ownership, good title and non-infringement and Section 2.21 regarding non-contravention) where the failure to be so true and correct would not have a Material Adverse Effect on the Company. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company.

    6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects and Parent shall have received a certificate to such effect signed on behalf of the Company by the President and Chief Executive Officer and the Chief Financial Officer of the Company.

    6.3 NO AMENDMENT TO RESOLUTIONS. Neither the Board of Directors of the Company nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by such Board on January 22, 2001 (accurate and complete copies of which have been provided to Parent) and shall not have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby inconsistent with such resolutions.

    6.4 STOCKHOLDER APPROVAL. The Merger and this Agreement shall have been duly approved by the Stockholders of the Company by at least 50.1% of the outstanding Shares.

    6.5 PROXY STATEMENT. No stop order suspending the effectiveness of the Proxy Statement shall have been initiated or threatened in writing by the SEC.

    6.6 AGREEMENTS AND DOCUMENTS. Parent and Merger Sub shall have received the following agreements and documents, each of which shall be in full force and effect:

    (A) a FIRPTA Statement, executed by the Company;

    (B) an agreement or certificate of merger executed by the Company to be filed with the Secretary of State of the State of Delaware in accordance with
Section 1.3;

    (C) written resignations of all directors of the Company, effective as of the Closing Date;

    (D) a legal opinion of Thelen, Reid & Priest substantially in the form of EXHIBIT C hereto;

    (E) Confidentiality, Non-Competition and Non-Solicitation Agreements in the form of EXHIBIT D hereto executed by John W. Ballard III, Gordon G. Sinclair, Slobodan Tkalcevic and Mansour Moussavian.

    (F) Rescission and Revocation of Change of Control Agreements in the form of EXHIBIT E hereto, executed by John W. Ballard III, Gordon G. Sinclair, Slobodan Tkalcevic, Mansour Moussavian and Mary Ann Alcon.

    (G) The consents set forth on Part 2.22 of the Company Disclosure Schedules in a form reasonably acceptable to Parent.

    6.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

    6.8 FAIRNESS OPINION. The opinion of Houlihan, Lokey, Howard & Zukin Capital, referred to in Section 2.26, shall not have been withdrawn. A signed copy of the fairness opinion shall have been delivered to Parent.

    6.9 CONSENTS. Other than the filings provided for by Section 1.3, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Body the failure to obtain (or have waived) which would have a Material Adverse Effect on Parent and its Subsidiaries or the Company and its Subsidiaries, in each case taken as a whole, shall have been filed, occurred or been obtained or waived. the Company and Parent, as applicable, shall have obtained the consent or approval of any person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby, except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Parent after the Merger.

    6.10 WORKING CAPITAL. The Net Working Capital of the Company (i.e., current assets less current liabilities) on the last day of the last full month immediately prior to the Closing, determined in accordance with GAAP, shall be at least $15,000,000 less any fees and expenses paid or accrued since
December 31, 2000 in connection with the Merger. The parties hereto agree that such fees and expenses shall include any premiums for the special environmental insurance policy with coverage of $1,000,000 to be obtained by the Company.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

    The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver), at or prior to the Closing, of the following conditions:

    7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate as of the date of this Agreement (it being understood that, for purposes of determining the accuracy of such representations and warranties, any inaccuracy that has not had a Material Adverse Effect on Parent or Merger Sub shall be disregarded). In addition, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall have remained true and correct as of such particular date), the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct on and as of the Closing with the same force and effect as if made on and as of the Closing, except in such cases where the failure to be so true and correct would not have a Material Adverse Effect on Parent and Merger Sub.

    7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects and the Company shall have received a certificate to such effect signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent.

    7.3 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

    7.4 NO AMENDMENT TO RESOLUTIONS. Neither the Board of Directors of Parent nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by such Board by unanimous written consent, dated January 25, 2001, and shall not have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby which are inconsistent with such resolutions.

    7.5 FAIRNESS OPINION. The opinion of Houlihan, Lokey, Howard & Zukin Capital, referred to in Section 2.27, shall not have been withdrawn.

    7.6 CONSENTS. Other than the filings provided for by Section 1.3, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any Governmental Body, the failure to obtain (or have waived) which would have a Material Adverse Effect on Parent and its Subsidiaries or the Company and its Subsidiaries, in each case taken as a whole, shall have been filed, occurred or been obtained or waived. The Company and Parent, as applicable, shall have obtained the consent or approval of any person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby, except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Parent after the Merger.

SECTION 8. TERMINATION

    8.1 TERMINATION. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the Stockholders of the Company:

    (A) By the mutual written consent of Parent and the Company.

    (B) By either of Parent or the Company if (i) a statute, rule or executive order shall have been enacted, entered or promulgated prohibiting the Merger on the terms contemplated by this Agreement or (ii) any Governmental Body shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable.

    (C) By either of Parent or the Company if the Effective Time shall not have occurred on or before June 30, 2001; PROVIDED, that the party seeking to terminate this Agreement pursuant to this Section 8.1 (c) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before such date.

    (D) By the Company:

        (i) if the Company has entered into an agreement with respect to an Alternative Proposal or has approved or recommended an Alternative Proposal, provided the Company has complied with all provisions of Section 4.4, including the notice provisions therein, and that it simultaneously
    (i) terminates this Agreement, and (ii) makes payment to the Parent of the Termination Fee; or

        (ii) if there shall be a material breach by Parent or Merger Sub of any of their representations, warranties, covenants or agreements contained in this Agreement.

    (E) By Parent or Merger Sub:

        (i) (A) if prior to the Merger, the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent or Merger Sub, its approval or recommendation of the this Agreement or the Merger or shall have recommended or approved or failed to take a position that is adverse to any Takeover Proposal; or (B) there shall have been a material breach of any provision of Section 4.4; or

        (ii) if there shall be a material breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement.

    Notwithstanding anything herein to the contrary, no termination by the Company under circumstances requiring payment of a Termination Fee shall be effective unless, concurrently with such termination, the Termination Fee is paid in full by the Company in accordance with Section 9.2.

    8.2  EFFECT OF TERMINATION.  If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; PROVIDED, HOWEVER, that: (a) none of the parties shall be relieved of any obligation or liability arising from any prior willful breach by such party of any provision of this Agreement; and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Sections 4.1(b), 5.4, 9 and this Section 8.2 and in the Mutual Non-Disclosure Agreement.

SECTION 9. MISCELLANEOUS PROVISIONS

    9.1 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

    9.2  FEES AND EXPENSES.

    (A) Except as provided below, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement.

    (B) Upon the happening of a Triggering Event, the Company shall pay or cause to be paid to Parent an amount equal to the Termination Fee. As used herein a "Triggering Event" means:

        (i) a termination of this Agreement by the Company pursuant to
    Section 8.1(d)(i);

        (ii) a termination of this Agreement by Parent or Merger Sub pursuant to
    Section 8.1(e)(i);

       (iii) a termination of this Agreement by the Company pursuant to
    Section 8.1(c), or by Parent or Merger Sub pursuant to Section 8.1(c), or 8.1(e)(ii), if (A) any Takeover Proposal is publicly proposed or announced on or after the date hereof and prior to such termination and (B) any Business Combination (as hereinafter defined) is entered into, agreed to or consummated with any such party within 12 months following such termination; or

        (iv) a termination of this Agreement by the Company pursuant to
    Section 8.1(c), or by Parent or Merger Sub pursuant to Section 8.l(c), or 8.1(e)(ii), if any Business Combination is entered into, agreed to or consummated within 3 months following such termination.

    Payment of the Termination Fee shall be made by wire transfer of immediately available funds (A) as set forth in Section 8.1(d)(i), (B) on the first business day after the date of such termination, in the case of a termination set forth in clause (ii) of the definition of a Triggering Event, or (C) on the earlier of the date a contract is entered into with respect to a Business Combination or a Business Combination is consummated, in the case of a termination set forth in clause (iii) or clause (iv) of the definition of a Triggering Event.

    (C) The Company acknowledges that the agreements contained in paragraphs
(b) and (c) of this Section 9.2 are an integral part of the Merger, and that, without these agreements, Parent and Merger Sub would not have entered into this Agreement; accordingly, if the Company fails to pay the Termination Fee promptly when due pursuant to this Section 9.2, then it shall pay to Parent and Merger Sub their costs and expenses (including, attorneys' fees) in connection with any Legal Proceeding brought by them to obtain payment of the Termination Fee. together with interest on the amount of the Termination Fee at the prime or base rate of The Chase Manhattan Bank from the date such payment was due under this Agreement until the date of payment.

    9.3 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

    9.4 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

    IF TO PARENT OR MERGER SUB:

                             General Signal Corporation
                             Dielectric Communications
                             22 Tower Road
                             Raymond, ME 04071
                             Attention: Lewis M. Kling
                             Telephone: (207) 655-8100
                             Facsimile: (207) 655-4989

                             WITH A COPY TO:

                             SPX Corporation
                             90 Fieldstone Court
                             Cheshire, Connecticut 06410-1212
                             Attention: Paul Hally
                             Telephone: (203) 699-3352
                             Facsimile: (203) 699-3216

                             WITH A COPY TO:

                             General Counsel Associates LLP
                             1891 Landings Drive
                             Mountain View, CA 94043
                             Attention: Betsy E. Bayha and Adele C. Freedman
                             Telephone: (650) 428-3900
                             Facsimile: (650) 428-3901

    IF TO THE COMPANY:

                             TCI International, Inc.
                             47300 Kato Road
                             Fremont, CA 94538-7334
                             Attention: John W. Ballard III, President & CEO Telephone No. (510) 687-6100
                             Facsimile No. (510) 687-6104

                             WITH A COPY TO:

                             Jay L. Margulies, Esq.
                             Thelen Reid & Priest LLP
                             333 West San Carlos Street, 17th Floor
                             San Jose, CA 95110-2701
                             Telephone No. (408) 282-1815
                             Facsimile No. (408) 287-8040

    9.5 HEADINGS. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

    9.6 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

    9.7 GOVERNING LAW; VENUE. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws). In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the County of Santa Clara, State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California;
(c) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.4.

    9.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each of the parties hereto and each of their respective successors and assigns, if any. No party may assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of the other parties.

    9.9 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach.

    9.10 WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

    9.11 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the Stockholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such Stockholders without such further approval.

    9.12 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

    9.13 PARTIES IN INTEREST. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

    9.14 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; PROVIDED, HOWEVER, that the Mutual Non-Disclosure Agreement shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Closing Date or
(b) the date on which such Mutual Non-Disclosure Agreement is terminated in accordance with its terms.

    9.15  CONSTRUCTION.

    (A) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

    (B) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

    (C) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

    (D) Except as otherwise indicated, all references in this Agreement to "Sections", "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

    The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                                                       GENERAL SIGNAL CORPORATION
                                                       a Delaware corporation

                                                       By:              /s/ LEWIS M. KLING
                                                            -----------------------------------------

                                                       TCI ACQUISITION CORP.
                                                       a Delaware corporation

                                                       By:            /s/ ROBERT O. COLLINS
                                                            -----------------------------------------

                                                       TCI INTERNATIONAL, INC.
                                                       a Delaware corporation

                                                       By:           /s/ JOHN W. BALLARD, III
                                                            -----------------------------------------

                                   EXHIBIT A
                              CERTAIN DEFINITIONS

    For purposes of the Agreement (including this Exhibit A):

    AGREEMENT. "Agreement" means the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

    ALTERNATIVE PROPOSAL. "Alternative Proposal" means a written proposal submitted to the Company Board involving a Business Combination.

    BREACH. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been
(i) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or
(ii) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

    BUSINESS COMBINATION.  "Business Combination" means:

        (i) any merger, consolidation or other business combination as a result of which the Stockholders of the Company would hold less than 60% of the voting securities of the Company outstanding following that transaction;

        (ii) the acquisition of 40% or more of the outstanding capital stock of the Company; or

       (iii) the acquisition of 40% or more (on a book value basis or fair market value basis) of the assets of the Company and its Subsidiaries taken as a whole (including capital stock of any Subsidiary).

    COBRA. "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time.

    CODE.  "Code" means the Internal Revenue Code of 1986, as amended.

    COMPANY BOARD. "Company Board" means the Board of Directors of TCI International, Inc.

    COMPANY CONTRACT. "Company Contract" means a Contract (a) to which the Company or any Subsidiary is a party; (b) by which the Company or any Subsidiary or any of its or their assets is or may become bound or under which the Company or any Subsidiary has, or may become subject to, any obligation; or (c) under which the Company or any Subsidiary has or may acquire any right or interest.

    COMPANY OPTION. "Company Option" means options to purchase Shares issued pursuant to the Company's 1981 option plan, as amended, including the Non-Employee Director Stock Option Plan authorized thereunder.

    COMPANY INTELLECTUAL PROPERTY. "Company Intellectual Property" means any Intellectual property owned by or licensed to the Company or any Subsidiary or otherwise used by the Company or any Subsidiary.

    CONSENT. "Consent" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

    CONTRACT. "Contract" means any written or oral or other agreement or legally binding commitment of any nature.

    DAMAGES. "Damages" means any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

    DISCLOSURE SCHEDULE. "Disclosure Schedule" means the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

    EMPLOYEE PENSION BENEFIT PLAN. "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section3(2).

    EMPLOYEE WELFARE BENEFIT PLAN. "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section3(1).

    ENCUMBRANCE. "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

    ENTITY. "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

    ENVIRONMENTAL LAW. "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

    ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    GOVERNMENTAL AUTHORIZATION.  "Governmental Authorization" means any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

    GOVERNMENTAL BODY. "Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

    HIPAA. "HIPAA "means the Health Insurance Portability and Accountability Act of 1996.

    INDEMNITEES.  "Indemnitees" shall mean the following Persons: (a) Parent;
(b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; PROVIDED, HOWEVER, that the Stockholders shall not be deemed to be "Indemnitees."

    KNOWLEDGE. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the truth or existence of such fact or other matter; provided, however, that the definition of Knowledge as it applies to an outside director of a party shall only apply to the extent that such individual is actually aware of such fact or matter. The Company shall be deemed to have "Knowledge" of a particular fact or other matter if any current director or any of the following individuals has Knowledge of such fact or other matter: John W. Ballard III, Gordon G. Sinclair, Slobodan Tkalcevic, Mansour Moussavian, Mary Ann Alcon and Steven M. Berger. Parent shall be deemed to have "Knowledge" of a particular fact or other matter if any current director or officer of Parent has Knowledge of such fact or other matter.

    LEGAL PROCEEDING. "Legal Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

    LEGAL REQUIREMENT. "Legal Requirement" means any federal, state, local, municipal, foreign or other law, statute, ordinance, code, rule or regulation issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

    LIABILITY. "Liability" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

    MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company or the Surviving Corporation if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of the "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the business, prospects, condition, operations, assets, liabilities or financial performance of the Company or the Surviving Corporation; PROVIDED, HOWEVER, that in no event shall any of the following constitute a Material Adverse Effect:
(x) any effects, changes, events, circumstances or conditions generally affecting the industry in which the Company operates; and (y) any effects, changes, events, circumstances or conditions to the extent resulting from the announcement or pendency of any of the transactions contemplated by this Agreement. A violation or other matter will be deemed to have a "Material Adverse Effect" on Parent if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of the "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the business, condition, operations, assets, liabilities or financial performance of Parent; PROVIDED, HOWEVER, that in no event shall any of the following constitute a Material Adverse Effect: (x) any effects, changes, events, circumstances or conditions generally affecting the industry in which the Company operates; and (y) any effects, changes, events, circumstances or conditions to the extent resulting from the announcement or pendency of any of the transactions contemplated by this Agreement, including any actions taken at the request of any federal or state governmental agency in connection with any of the transactions contemplated by this Agreement and (z) changes and fluctuations in the trading price of Parent Common Stock.

    MATERIAL CONTRACT. "Material Contract" means the types of contracts set forth in Section 2.10 hereof and calling for payments to or expenditures by the Company in the amount of greater than $100,000.00.

    MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

    PERMITTED ENCUMBRANCES. "Permitted Encumbrances" mean any liens for taxes not yet due and payable and any liens for other imperfections of title and encumbrances which are not material in character, amount or extent.

    PERSON.  "Person" means any individual, Entity or Governmental Body.

    REPRESENTATIVES. "Representatives" means, with respect to any party, officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

    SEC.  "SEC" means the United States Securities and Exchange Commission.

    SECURITIES ACT. "Securities Act" means the Securities Act of 1933, as amended.

    STOCKHOLDER. "Stockholder" means any Person who owns of record any Shares immediately prior to the Closing.

    SUBSIDIARY. "Subsidiary" shall mean any corporation with respect to which the Company (or a Subsidiary thereof) owns stock representing a majority of the total voting power or value of all the corporation's stock.

    TAKEOVER PROPOSAL. "Takeover Proposal" shall mean any bona fide proposal or offer, whether in writing or otherwise, from any Person other than Parent, Merger Sub or any affiliates thereof (a "Third Party") to acquire beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange
Act) of 10% or more of the assets of the Company and 10% or more of any class of equity securities of the Company or any of its Subsidiaries pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or similar transaction with respect to either the Company or any of its Subsidiaries, including any single or multi-step transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of 10% or more of the assets of the Company and its Subsidiaries, taken as a whole, or 10% or more of the equity interest in either the Company or any of its Subsidiaries.

    TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, any transferee or secondary liability in respect of any tax, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

    TAX RETURN. "Tax Return" shall mean, with respect to the Company or any Subsidiary, any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

    TERMINATION FEE.  "Termination Fee" shall mean the sum of $1,728,000.

                                                                      APPENDIX B

                          [HOULIHAN LOKEY LETTERHEAD]

January 25, 2001

Board of Directors of TCI International, Inc.
c/o Mr. John W. Ballard III
President and CEO
TCI International, Inc.
47300 Kato Road
Fremont, CA 94538

Dear Mr. Ballard:

    We understand that the Company is considering entering into a transaction under which SPX Corporation's wholly owned subsidiary General Signal Corporation (collectively, "SPX") will acquire all of the outstanding stock and options of the Company for a cash amount of $11.25 per share on a fully diluted basis.

    Such transaction and all related transactions are referred to collectively herein as the "Transaction."

    You have requested our opinion (the "Opinion") as to the fairness, from a financial point of view, of the $11.25 per share to be received in the Transaction by the Public Stockholders of the Company. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, actively solicit third party indications of interest in acquiring all or any part of the Company other than from a total of three parties as directed by the Company, including SPX. No written indications of interest were received from the other two parties.

     1. In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

     2. reviewed the Company's annual reports to shareholders and on Form 10-K for the five fiscal years ended September 30, 2000 and Company-prepared interim financial statements for the period ended December 31, 2000, which the Company's management has identified as being the most current financial statements available;

     3. reviewed copies of the following agreements:
        Agreement and Plan of Merger and Reorganization; Offers of Employment between SPX and John W. Ballard III, Gordon G. Sinclair,
        Slobodan Tkalcevic, Mansour Moussavian and Mary Ann Alcon; Voting Agreements between SPX and John W. Ballard III, Gordon G. Sinclair, Slobodan Tkalcevic, Mansour Moussavian, Mary Ann Alcon, John W. Ballard II and Edward M. T. Jones; Confidentiality, Non-Competition and Non-Solicitation Agreements between SPX and John W. Ballard III,
        Gordon G. Sinclair, Slobodan Tkalcevic and Mansour Moussavian; and Rescission and Revocation of Change of Control Agreements between SPX and John W. Ballard III, Gordon G. Sinclair, Slobodan Tkalcevic, Mansour Moussavian and Mary Ann Alcon;

     4. reviewed all information disclosures made by the Company to SPX during the course of the due diligence inquiries;

     5. met with the key members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and met with knowledgeable representatives of the Company's independent accounting firm, and counsel to discuss all known material matters;

Mr. J.W. Ballard III
TCI International, Inc.
January 25, 2001

     6. visited certain facilities and business offices of the Company;

     7. reviewed marketing and financial forecasts and projections prepared by the Company's management, and participated in briefings given by the Company to SPX, with respect to the Company for the fiscal years ending September 30, 2001 through 2004;

     8. reviewed the historical market prices and trading volume for the Company's publicly traded securities in relation to the terms of the Agreement and Plan of Merger and Reorganization;

     9. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction;

    10. reviewed drafts of certain documents to be delivered at the closing of the Transaction; and

    11. conducted such other studies, analyses and inquiries as we have deemed appropriate.

    We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, or business of the Company since the date of the most recent financial statements made available to us.

    We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

    We have acted as a financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee for such services.

    This letter is intended for the benefit and use of the Board of Directors of the Company and does not constitute a recommendation to any of the Company's Stockholders as to whether to tender or vote their shares in connection with the Transaction. This letter is not to be used for any other purpose, or reproduced, disseminated, quoted to or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement or prospectus to be distributed to the Company's Stockholders in connection with the Transaction.

    Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration to be received by the Public Stockholders of the Company in connection with the Transaction is fair to them from a financial point of view.

                                          HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL

                                          /s/ Houlihan Lokey Howard & Zukin
                                          Capital

                                                                      APPENDIX C

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SEC. 262 APPRAISAL RIGHTS.

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections
(d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder' shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                            TCI INTERNATIONAL, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON [______________], 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints ___________ and ___________ ,and each of them, with full power of substitution, proxies to vote and act with respect to all shares of common stock, $0.01 par value (the "Shares"), of TCI International, Inc., a Delaware corporation, which the undersigned is entitled to vote, at TCI's special meeting of stockholders to be held at the Fremont Marriott Hotel, 46100 Landing Parkway, Fremont, California 94538, on [_____________], 2001, at 9:00 a.m. local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if present in person, on the following proposal and any other matters that may properly come before the special meeting or any adjournment thereof.

/X/ PLEASE MARK YOUR
VOTES AS IN THIS
EXAMPLE USING
DARK INK ONLY.

1. PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, DATED AS OF JANUARY 25, 2001, BY AND AMONG GENERAL SIGNAL CORPORATION, TCI ACQUISITION CORP., AND TCI.

FOR / /  AGAINST / /  ABSTAIN / /

2.IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

------------------------------------        -----------------------------------
(Signature of Stockholder)                  (Signature of Stockholder)

Date: _____________________

(Please sign legibly exactly as the name is printed above.) If the registration is as attorney, executor, administrator, trustee or guardian, please sign full title as such. Please date, sign and mail your proxy promptly.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED UPON THE PROPOSAL LISTED ABOVE IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY THE UNDERSIGNED, BUT IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AS SET FORTH IN ITEM 1, ABOVE, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER WHICH PROPERLY COMES BEFORE THE SPECIAL MEETING.